                                                                     Exhibit 4.5

--------------------------------------------------------------------------------

           SERIES 2003-VFN-B VARIABLE FUNDING NOTE PURCHASE AGREEMENT

                                   dated as of

                                January 15, 2003

                                      among

                           WORLD OMNI FINANCIAL CORP.
                                  as Servicer,

                         WORLD OMNI MASTER OWNER TRUST,
                                   as Issuer,

                          LIBERTY STREET FUNDING CORP.,
                             as the Conduit Investor

                            THE BANK OF NOVA SCOTIA,
          as Agent, Conduit Administrator and as an Alternate Investor

                                       and

                          THE OTHER ALTERNATE INVESTORS
                        FROM TIME TO TIME PARTIES HERETO
                                 with respect to

                $125,000,000 of the World Omni Master Owner Trust
                        2003-VFN-B Variable Funding Notes

--------------------------------------------------------------------------------

                                TABLE OF CONTENTS
                                -----------------

                                                                                    Page
                                                                                    ----
ARTICLE I

        Definitions ..................................................................1
              SECTION 1.01.  Defined Terms ...........................................1
              SECTION 1.02.  Terms Generally .........................................9
              SECTION 1.03.  Computation of Time Periods ............................10

ARTICLE II

        Purchase of VFNs: the Facility ..............................................10
              SECTION 2.01.  Purchase of the VFNs ...................................10
              SECTION 2.02.  Facility ...............................................11
              SECTION 2.03.  Variable Funding Advances ..............................11
              SECTION 2.04.  Funding of Borrowings ..................................12
              SECTION 2.05.  Termination and Reduction of Commitments and
                             Maximum Funded Amount ..................................13
              SECTION 2.06.  VFNs ...................................................13
              SECTION 2.07.  Assignments to Alternate Investors .....................13
              SECTION 2.08.  Nonrecourse Nature of Transactions .....................14
              SECTION 2.09.  Defaulting Alternate Investor ..........................15
              SECTION 2.10.  Sharing of Payments, Etc ...............................15
              SECTION 2.11.  Downgrade of Alternate Investor ........................16
              SECTION 2.12.  Non-Renewing Alternate Investors .......................17
              SECTION 2.13.  Calculation of Monthly Interest ........................18

ARTICLE III

        Representations and Warranties ..............................................19
              SECTION 3.01.  Representation and Warranties ..........................19
              SECTION 3.02.  Information from the Servicer ..........................20
              SECTION 3.03.  Reaffirmations of Issuer and Servicer ..................20
              SECTION 3.04.  Amendments. ............................................20

ARTICLE IV

        Conditions ..................................................................21
              SECTION 4.01.  Conditions Precedent to Initial Purchase ...............21
              SECTION 4.02.  Each Variable Funding Advance ..........................21

ARTICLE V

        Covenants of the Servicer .......................................................22
              SECTION 5.01.  Funding Costs ..............................................22
              SECTION 5.02.  Taxes on Payments ..........................................24
              SECTION 5.03.  Limited Recourse to Issuer .................................25
              SECTION 5.04.  Costs, Expenses and Taxes ..................................25
ARTICLE VI

        The Agent .......................................................................26
              SECTION 6.01.  Authorization and Action ...................................26
              SECTION 6.02.  Delegation of Duties .......................................26
              SECTION 6.03.  Liability of Agent .........................................26
              SECTION 6.04.  Reliance by Agent ..........................................27
              SECTION 6.05.  Notice of Termination Event, Default or Event of
                             Default ....................................................27
              SECTION 6.06.  Credit Decision: Disclosure of Information by the
                             Agent ......................................................27
              SECTION 6.07.  Indemnification of the Agent ...............................28
              SECTION 6.08.  Agent in Individual Capacity ...............................28
              SECTION 6.09.  Resignation of Agent .......................................29
              SECTION 6.10.  Payments by the Agent ......................................29

ARTICLE VII

        Miscellaneous ...................................................................29
              SECTION 7.01.  Assignment .................................................29
              SECTION 7.02.  Notices ....................................................32
              SECTION 7.03.  Waivers: Amendments ........................................33
              SECTION 7.04.  Indemnities by the Issuer ..................................34
              SECTION 7.05.  Survival ...................................................34
              SECTION 7.06.  Counterparts: Integration: Effectiveness ...................34
              SECTION 7.07.  Severability ...............................................35
              SECTION 7.08.  Governing Law, Jurisdiction, Consent to Service of
                             Process: Waiver of Jury Trial Right ........................35
              SECTION 7.09.  No Bankruptcy Petition against the Issuer or the
                             Conduit Investor ...........................................36
              SECTION 7.10.  Benefits of Indenture ......................................36
              SECTION 7.11.  Headings ...................................................36
              SECTION 7.12.  No Recourse Against Conduit Investor, Stockholders,
                             Officers or Directors ......................................36
              SECTION 7.13.  Waiver of Confidentiality ..................................37

EXHIBIT A   Form of Assignment and Assumption
EXHIBIT B   Form of Borrowing Request
EXHIBIT C   Representations and Agreements of Conduit Investor and Alternate
            Investor
SCHEDULE 1  List of Proceedings

     SERIES 2003-VFN-B VARIABLE FUNDING NOTE PURCHASE AGREEMENT (this "Agreement") dated as of January 15, 2003 among:

   (i)     WORLD OMNI FINANCIAL CORP., a Florida corporation (the "Servicer");

   (ii)    WORLD OMNI MASTER OWNER TRUST, a Delaware statutory trust (the
           "Issuer"):

   (iii) LIBERTY STREET FUNDING CORP., a Delaware corporation, as the Conduit Investor ("Liberty Street");

   (iv) THE BANK OF NOVA SCOTIA, ("Scotiabank"), as Agent for the Investors, as Conduit Administrator and as an Alternate Investor; and

   (v) THE FINANCIAL INSTITUTIONS FROM TIME TO TIME PARTIES HERETO AS ALTERNATE INVESTORS.

     WHEREAS, the World Omni Master Owner Trust (the "Issuer") and the Indenture Trustee are party to an Amended and Restated Indenture dated as of April 6, 2000 and a Series Supplement dated as of January 15, 2003 which the Servicer has signed as an acknowledging party (together and as modified and supplemented and in effect from time to time, the "Indenture") pursuant to which the Issuer has authorized and issued its Series 2003-VFN-B Asset Backed Notes (the "VFNs");

     WHEREAS, the Investors desire to acquire the VFNs; and

     WHEREAS, the Issuer and the Investors, as beneficial owners from time to time of the VFNs, wish to evidence certain agreements relating to, among other things, the right of the Issuer to borrow, repay and reborrow amounts under the VFNs during the Revolving Period (as defined in the Indenture), all as provided in this Agreement and in the Indenture.

     Accordingly, the parties hereto agree as follows:

                                    ARTICLE I

                                   Definitions

     SECTION 1.01. Defined Terms. Terms used but not defined herein have the respective meanings given to such terms in the Indenture or Appendix A to the Trust Sale and Servicing Agreement, as applicable. As used in this Agreement, the following terms have the meanings specified below:

     "Accrual Period" means, with respect to any Payment Date, the period from and including the Payment Date immediately preceding such Payment Date (or, in the case of the first Payment Date, from and including the Initial Funding Date) to but excluding such Payment Date.

     "Affected Party" means any of the Investors, the Agent, the Conduit Administrator, the Program Support Providers and their respective officers, directors, employees, counsel and other agents.

     "Agent" means Scotiabank in its capacity as agent for the Investors, and any successor thereto appointed pursuant to Section 6.09.

     "Agent-Related Person" means the Agent, together with its Affiliates, and the officers, directors, employees, agents and attorneys-in-fact of such Persons and their respected Affiliates.

     "Alternate Investor Percentage" means a fraction expressed as a percentage, the numerator of which is the portion of the Funded Amount funded by the Alternate Investors and the denominator of which is the Funded Amount; provided that at all times on and after the first Assignment Date occurring on or after the Conduit Investment Termination Date, the Alternate Investor Percentage means 100%, minus the Non-Renewing Investor Percentage.

     "Alternate Investors" means Scotiabank and any other financial institution that shall become a party to this Agreement pursuant to Section 7.01.

     "Alternate Rate" for any Fixed Period for any Funding Tranche means an interest rate per annum equal to LIBOR for the Accrual Period during which such Fixed Period occurs plus the LIBOR Margin; provided, however, that in the case of

               (i) any Fixed Period on or prior to the first day of which the Agent shall have been notified by the applicable Conduit Investor or an Alternate Investor or other Program Support Provider (A) that the introduction of or any change in or in the interpretation of any law or regulation makes it unlawful, or any central bank or other Governmental Authority asserts that it is unlawful, for the applicable Conduit Investor or such Alternate Investor or other Program Support Provider to fund any Funding Tranche (based on LIBOR) set forth above (and the applicable Conduit Investor or such Alternate Investor or other Program Support Provider shall not have subsequently notified the Agent that such circumstances no longer exist) or (B) that Funding based on LIBOR is not reasonably available to such Conduit Investor or Alternate Investor for any reason,

               (ii)  any Fixed Period of one to (and including) 13 days, and

               (iii) any Fixed Period relating to a Funding Tranche which is less than $1,000,000,

the "Alternate Rate" for each such Fixed Period shall be an interest rate per annum equal to the Corporate Base Rate in effect on each day of such Fixed Period. The "Alternate Rate" for any day on or after the occurrence and during the continuance of an Event of Default or Early Amortization Event shall be an interest rate equal to 2.0% per annum above the Corporate Base Rate in effect on such day.

     "Assigned Percentage" is defined in Section 2.07(a).

     "Assignment and Assumption Agreement" means an Assignment and Assumption Agreement substantially in the form of Exhibit A.

     "Assignment Date" is defined in Section 2.07(a).

     "Assignment Purchase Price" means, on any Assignment Date, with respect to any Alternate Investor at the time of any assignment pursuant to Section 2.07, an amount equal to the least of (i) such Alternate Investor's Pro Rata Share of the sum of (a) the applicable Assigned Percentage and (b) all accrued and unpaid Monthly Interest owed to the Conduit Investor in respect of the Assigned Percentage, in all cases as calculated on such Assignment Date, and (ii) such Alternate Investor's unused Commitment (minus the unrecovered principal amount of such Alternate Investor's investments in the VFNs pursuant to the Program Support Agreement to which it is a party).

     "Bankruptcy Code" means Title 11 of the U.S. Code.

     "Beneficial Owner" means initially the Conduit Investor and, to the extent of any purchase of an interest in, or funding of Variable Funding Advances by the Alternate Investors pursuant to Sections 2.03(b) or 2.07, or by a Program Support Provider pursuant to the terms of its Program Support Agreement, such Alternate Investors or Program Support Provider.

     "Borrowing" means a borrowing by the Issuer under the Indenture and this Agreement pursuant to a Variable Funding Advance.

     "Borrowing Request" means a request by the Servicer on behalf of the Issuer for a Borrowing in accordance with Section 2.03(d).

     "Capitalized Interest" means an amount equal to the portion of the face amount of outstanding Commercial Paper that corresponds to the portion of the proceeds of such Commercial Paper that was used to pay the interest component of maturing Commercial Paper, to the extent that the Conduit Investor had not received payments of interest in respect of such interest component prior to the maturity date of such maturing Commercial Paper. For this purpose, the "interest component" of any Commercial Paper equals the excess of the face amount thereof over the net proceeds received by the Conduit Investor from issuance of such Commercial Paper, except that if any Commercial Paper is issued on an interest-bearing basis its "interest component" will equal the amount of interest accruing on that Commercial Paper through its maturity date.

     "Closing Date" means the date on which the initial purchase and sale of the VFNs hereunder takes place.

     "Commercial Paper" means the promissory notes issued or to be issued by the Conduit Investor in the commercial paper market.

     "Commitment" means with respect to each Alternate Investor, as the context requires, (a) the commitment of such Alternate Investor to make Variable Funding Advances to the Issuer, subject to Section 2.03(b) or to pay Assignment Purchase Prices pursuant to Section 2.07, in an aggregate amount not to exceed the amount described in the following clause (b), and (b) the dollar amount set forth opposite such Alternate Investor's signature on the signature page hereto under the heading "Commitment" or on the signature page to the Assignment and Assumption Agreement in connection with an assignment from an Alternate Investor of its obligations hereunder in accordance with the terms of
Section 7.01(b), minus the amount of any reduction of such Commitment pursuant to Section 2.05 minus the dollar amount of any Commitment or portion thereof assigned by such Alternate Investor pursuant to an Assignment and Assumption Agreement, plus the dollar amount of any increase to such Alternate Investor's Commitment consented to by such Alternate Investor prior to the time of determination; provided, however, that, except as otherwise provided in Section 2.12(b) in the event that the Maximum Funded Amount is reduced, the aggregate of the Commitments of all the Alternate Investors shall be reduced in a like amount and the Commitment of each Alternate Investor shall be reduced in proportion to such reduction.

     "Commitment Expiry Date" means 364 days following the Closing Date, or such later date to which the Commitment Expiry Date may be extended, subject to confirmation by the relevant Rating Agencies that such an extension will not result in a downgrading or withdrawal of their ratings of the commercial paper, by mutual agreement of the Issuer, the Agent and one or more Alternate Investors (in each of the forgoing parties' discretion).

     "Conduit Administrator" means Scotiabank or an Affiliate thereof, as administrator for the Conduit Investor, or Scotiabank or an Affiliate thereof, as administrator for any Conduit Assignee.

     "Conduit Assignee" means any commercial paper conduit administered by Scotiabank or any of its Affiliates and designated by Scotiabank from time to time to accept an assignment from the Conduit Investor of all or a portion of its rights and obligations hereunder and as a Beneficial Owner approved by the Servicer.

     "Conduit Investment Termination Date" means the date of the delivery by the Conduit Investor to the Issuer of written notice that the Conduit Investor elects, in its sole discretion, to commence the amortization of the Net Investment funded by it.

     "Conduit Investor" means Liberty Street, a Delaware corporation and any Conduit Assignee thereof.

     "Conduit Investor Percentage" means, on any date of determination 100% less the Alternate Investor Percentage.

     "Corporate Base Rate" means for any day, a fluctuating interest rate per annum as shall be in effect from time to time, which rate shall be, on each day, equal to the greater of (a) the rate of interest (or arithmetic mean of rates of interest) announced in The Wall Street Journal as the "Prime Rate;" and (b) 0.50% per annum above the latest Federal Funds Rate.

     "CP Rate" for any Accrual Period for the related Funding Tranche means a rate per annum equal to the weighted average cost (as determined by the Agent, and which shall include commissions of placement agents and dealers, incremental carrying costs incurred with respect to Commercial Paper maturing on dates other than those on which corresponding funds are received by the Conduit Investor, other borrowings by the Conduit Investor (other than under any Program Support Agreement) and any other costs associated with the issuance of Commercial Paper) of or related to the issuance of Commercial Paper that are allocated, in whole or in part to the funding or maintenance of such Funding Tranche (or portion thereof) by the Conduit Investor; provided, however, that if any component of such rate is a discount rate, in calculating the "CP Rate" for such Funding Tranche for such Accrual Period, the Conduit Investor shall for such component use the rate resulting from converting such discount rate to an interest bearing equivalent rate per annum.

     "Day Count Fraction" means, as to any Funding Tranche for any Accrual Period, a fraction (a) the numerator of which is the number of days in such Fixed Period and (b) the denominator of which is 360 (or, with respect to any Funding Tranche which accrues interest by reference to the Corporate Base Rate, the actual number of days in the related calendar year).

     "Default" means any event or circumstance which, with the giving of notice, the lapse of time, or both, would (if not cured or otherwise remedied during such time) constitute an Event of Default or an Early Amortization Event.

     "Defaulting Alternate Investor" is defined in Section 2.09.

     "Downgrade Collateral Account" is defined in Section 2.11.

     "Downgrade Draw" is defined in Section 2.11.

     "Excluded Taxes" is defined in Section 5.02(a).

     "Event of Bankruptcy" means, with respect to any Person, (a) that such Person (i) shall generally not pay its debts as such debts become due or (ii) shall admit in writing its inability to pay its debts generally or (iii) shall make a general assignment for the benefit of creditors; (b) any proceeding shall be instituted by or against (and continue for ninety (90) days) such Person seeking to adjudicate it as bankrupt or insolvent, or seeking liquidation, winding up, reorganization, arrangement, adjustment, protection, relief or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors, or seeking the entry of an order for relief or the appointment of a receiver, bankruptcy trustee or other similar official for it or any substantial part of its property; or (c) such Person shall take any corporate, partnership or other similar appropriate action to authorize any of the actions set forth in the preceding clauses (a) or (b).

     "Federal Funds Rate" means, for any day, the rate per annum (rounded upwards, if necessary, to the nearest 1/100 of 1%) equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day; provided that (a) if such day is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day, and (b) if no such rate is so published on such next succeeding Business Day, the Federal Funds Rate for such day shall be the average rate quoted to the Agent on such day on such transactions by three Federal Funds dealers of recognized standing selected by the Agent in its sole discretion.

     "Fixed Period" means, with respect to any Funding Tranche and any Accrual Period, the portion of that Accrual Period during which that Funding Tranche is outstanding,

     "Funded Amount" is defined in the Indenture.

     "Funding Rate" means, with respect to any Fixed Period and any Funding Tranche, (a) to the extent the applicable Conduit Investor is funding such Funding Tranche during such Fixed Period through the issuance of Commercial Paper, the CP Rate plus the Program Fee Rate, and (b) to the extent any Investor is not funding such Funding Tranche during such Accrual Period through the issuance of Commercial Paper, a rate per annum (expressed as a percentage and an interest yield equivalent and calculated on the basis of a 360-day year and the actual days elapsed) equal to the Alternate Rate.

     "Funding Tranche" means, at any time, each portion of the Funded Amount allocated to the same Fixed Period and accruing interest by reference to the same Funding Rate at such time.

     "Increased Costs" is defined in Section 5.01(a).

     "Indemnified Amounts" is defined in Section 7.04.

     "Indemnified Parties" is defined in Section 7.04.

     "Indenture" is defined in the Preamble.

     "Investor(s)" means the Conduit Investor and/or the Alternate Investors, as the context may require.

     "Liberty Street" is defined in the Preamble.

     "LIBOR" means, for any Fixed Period falling in any Accrual Period, the rate for one-month deposits in United States dollars for a period equal in length to the Fixed Period which appears on the Telerate Page 3750 as of 11:00 a.m., London time, on the Rate Determination Date for such Accrual Period. If such rate does not appear on Telerate Page 3750, the rate for that Rate Determination Date shall be determined on the basis of the rates at which deposits in United States dollars are offered by four reference banks selected by the Agent at approximately 11:00 a.m., London time, on that day to prime banks in the London interbank market for a period of the Accrual Period. The Agent shall request the principal London office of each of the reference banks it selects to provide a quotation of such rate. If at least two such quotations are provided, the rate for that Rate Determination Date shall be the arithmetic mean of such quotations. If fewer than two quotations are provided as requested, the rate for that Rate Determination Date shall be the arithmetic mean of the rates of four reference banks selected by the Agent at approximately 11:00 a.m., New York City time, on that day for loans in United States dollars to leading European banks for a period of the Accrual Period.

     "LIBOR Margin" is defined in a letter agreement between Scotiabank and the Servicer.

     "Liquidity Fee" means, for any Accrual Period, 102% of the product of the Liquidity Fee Rate, the Maximum Funded Amount during that Accrual Period, and a fraction the numerator of which is the number of days in that Accrual Period and the denominator of which is 360.

     "Liquidity Fee Rate" is defined in a letter agreement between Scotiabank and the Servicer.

     "Majority Investors" means, at any time, the Agent and those Alternate Investors which hold Commitments aggregating (together with the Agent's) in excess of 50% of the Maximum Funded Amount or, if any of the Commitments has have been terminated, the Agent and one or more Alternate Investors whose aggregate pro rata, shares of the Funded Amount (together with the Agent's) exceed 50% of the Alternate Investor Percentage of the Funded Amount.

     "Material Adverse Effect" means (a) a material adverse change in or a material adverse effect upon, the operations, business, properties or condition (financial or otherwise) of a Person or such Person and its subsidiaries taken as a whole; (b) a material impairment of the ability of a Person to perform its material obligations under any Transaction Document; or (c) a material adverse effect upon the legality, validity, binding effect or enforceability against a Person or any subsidiary of such person of any Transaction Document.

     "Maximum Funded Amount" means $125,000,000 as such amount may be reduced from time to time pursuant to Section 2.05.

     "Monthly Interest" means, with respect to any Accrual Period, the sum of
(i) the summation of the amount of interest accrued on each Funding Tranche during the related Fixed Period, determined by multiplying (a) the applicable Funding Rate times (b) the portion of the Funded Amount and any Capitalized Interest allocated to such Funding Tranche times (c) the applicable Day Count Fraction, (ii) any Monthly Interest due and unpaid with respect to any prior Accrual Period, plus interest on such unpaid amount calculated as the product of
(x) the weighted average Funding Rate for all Funding Tranches during the most recent Accrual Period, times (y) the amount of such unpaid Monthly Interest, times (z) the Day Count Fraction for Funding Tranches that do not accrue interest by reference to the Corporate Base Rate and (iii) the Liquidity Fee for that Accrual Period.

     "Moody's" means Moody's Investors Service, Inc., or any successor that is a nationally recognized statistical rating organization.

     "Net Investment" means, with respect to each Beneficial Owner at any time, the portion of the Funded Amount held by such Beneficial Owner plus any amounts paid by such Beneficial Owner (if such Beneficial Owner is an Alternate Investor) as part of the Assignment Purchase Price in respect of accrued and unpaid Monthly Interest.

     "Non-Defaulting Alternate Investor" is defined in Section 2.09.

     "Non-Renewing Investor Percentage" means, at any time, a fraction, expressed as a percentage, the numerator of which is the portion of the Funded Amount then funded by all non-renewing Alternate Investors pursuant to Section
2.12 and the denominator of which is the Funded Amount at such time.

     "Other Securitization Parties" is defined in Section 5.01(a).

     "Permitted Investments" means highly rated short-term debt or the other highly rated liquid investments in which the Conduit Investor is permitted to invest cash pursuant to its commercial paper program documents.

     "Pro Rata Share" means, for an Alternate Investor, (i) the Commitment of such Alternate Investor divided by the sum of the Commitments of all Alternate Investors or (ii) if any of the Commitments shall have been terminated, its pro rata share of the Alternate Investor Percentage of the Funded Amount.

     "Program Fee Rate" means the rate per annum specified in a letter agreement dated as of the Closing Date between the Agent and Servicer.

     "Program Support Agreement" means and includes any agreement entered into by any Program Support Provider providing for the issuance of one or more letters of credit for the account of the Conduit Investor, the issuance of one or more surety bonds for which the Conduit Investor is obligated to reimburse the applicable Program Support Provider for any drawings thereunder, the sale by the Conduit Investor to any Program Support Provider of the Funded Amount (or portions thereof or participations therein) and/or the making of loans and/or other extensions of credit to the Conduit Investor in connection with the Conduit Investor's commercial paper program, together with any letter of credit, surety bond or other instrument issued thereunder.

     "Program Support Provider" means and includes any Person now or hereafter extending credit or having a commitment to extend credit to or for the account of, or to make purchases from, the Conduit Investor or issuing a letter of credit, surety bond or other instrument to support any obligations arising under or in connection with the Conduit Investor's commercial paper program.

     "Purchase Price Deficit" is defined in Section 2.09.

     "Rate Determination Date" means, with respect to any Accrual Period, the second London business day before the first day of such Accrual Period. For this purpose, a "London business day" means a day (other than Saturday or Sunday) on which dealings in U.S. Dollar deposits are carried out in the London interbank market.

     "Recipient" is defined in Section 2.10.

     "Regulatory Change" is defined in Section 5.01(a).

     "Required Downgrade Assignment Period" is defined in Section 2.1l.

     "Scotiabank" is defined in the Preamble.

     "Servicer" means World Omni Financial Corp., a Florida corporation.

     "Standard & Poor's" or "S&P" means Standard & Poor's, a division of The McGraw-Hill Companies, Inc. or any successor that is a nationally recognized statistical rating organization.

     "Taxes" is defined in Section 5.02(a).

     "Telerate Page 3750" means the display page designated as such at the Closing Date on the Bridge Information Systems Telerate Service (or such other page as may replace such page on such service for the purpose of displaying comparable rates or prices).

     "Termination Date" means the earliest to occur of (i) five Business Days prior to the Commitment Expiry Date, (ii) the Conduit Investment Termination Date (unless the Conduit Investor's interest in the VFNs has been assigned to the Alternate Investors), (iii) the last day of the Revolving Period, (iv) the day of the occurrence of a Termination Event and (v) unless the Conduit Administrator elects otherwise, the date of termination of the commitment of any Program Support Provider under a Program Support Agreement.

     "Termination Event" means the occurrence of any one of the following: (i) an Early Amortization Event or Event of Default (as defined in the Indenture);
(ii) any Program Support Provider gives notice to the relevant Investor that a default has occurred and is continuing under its respective Program Support Agreement; (iii) the Conduit Investor's Commercial Paper is rated lower than "A-l" by S&P and "P-l" by Moody's; and (iv) such other occurrences as may be determined as determined by the Conduit Investor or Alternate Investors and agreed to by the Servicer.

     "Transaction Documents" means, collectively, this Agreement, the Indenture and all other instruments, documents and other agreements executed by the Transferor, the Issuer or the Servicer in connection with any of the foregoing.

     "Trust Sale and Servicing Agreement" means the Amended and Restated Trust Sale and Servicing Agreement dated as of April 6, 2000 as amended and supplemented or otherwise modified and in effect from time to time among the Servicer, the Transferor and Issuer.

     "Variable Funding Advance" means any advance by a Beneficial Owner under a Variable Funding Note pursuant to the Indenture and this Agreement.

     "Variable Funding Increased Cost Amount" means all amounts designated as such pursuant to Sections 2.03(e), 5.01, 5.02(a), 5.04 and 7.04.

     "Variable Funding Note Interest" means each undivided interest in the VFNs acquired by the Conduit Investor or the Alternate Investors in connection with the making of Variable Funding Advances by the Conduit Investor or the Alternate Investors pursuant to Section 2.03 or the funding of any Assignment Purchase Price by the Alternate Investors pursuant to Section 2.07.

     "VFNs" is defined in the Preamble.

     SECTION 1.02. Terms Generally. All terms defined directly or by incorporation herein shall have the defined meanings when used in any certificate or other document delivered pursuant thereto unless otherwise defined therein. For purposes of this Agreement and all such certificates and other documents, unless the context otherwise requires: (a) accounting terms not otherwise defined herein, and accounting terms partly defined herein to the extent not defined, shall have the respective meanings given to them under, and shall be construed in accordance with generally accepted accounting principles; (b) terms used in Article 9 of the UCC in the State of New York, and not specifically defined herein, are used herein as defined in such Article 9; (c) references to any amount as on deposit or outstanding on any particular date means such amount at the close of business on such day; (d) the words "hereof," "herein" and "hereunder" and words of similar import refer to this Agreement (or the certificate or other document in which they are used) as a whole and not to any particular provision of this Agreement (or such certificate or document); (e) references to any Section, Schedule or Exhibit are references to Sections, Schedules and Exhibits in or to this Agreement (or the certificate or other document in which the reference is made) and references to any paragraph, subsection, clause or other subdivision within any Section or definition refer to such paragraph, subsection, clause or other subdivision of such Section or definition; (f) the term "including" means "including without limitation"; (g) references to any law refer to that law as amended from time to time and include any successor law; (h) references to any agreement refer to that agreement as from time to time amended or supplemented or as the terms of such agreement are waived or modified in accordance with its terms; (i) references to any Person include that Person's successors and permitted assigns; and (j) headings are for purposes of reference only and shall not otherwise affect the meaning or interpretation of any provision hereof.

     SECTION 1.03. Computation of Time Periods. Unless otherwise stated in this Agreement, in the computation of a period of time from a specified date to a later specified date, the word "from" means "from and including", the words "to" and "until" each means "to but excluding", and the word "within" means "from and excluding a specified date and to and including a later specified date".

                                   ARTICLE II

                         Purchase of VFNs: the Facility

     SECTION 2.01. Purchase of the VFNs. On the terms and subject to the conditions set forth in this Agreement and the Indenture, and in reliance on the covenants, representations, warranties and agreements herein and therein set forth, the Issuer shall issue and cause the Indenture Trustee to authorize and deliver to the Agent, and the Agent shall purchase from the Issuer, the VFNs issued on the Closing Date, on behalf of the Investors. The Agent shall hold the VFNs on behalf of the Conduit Investor and the Alternate Investors in accordance with the Conduit Investor Percentage and the Alternate Investor Percentage, respectively, from time to time. To the extent the Agent holds the VFNs on behalf of the Alternate Investors, except as otherwise provided in Section 2.12(b), the Agent shall hold the Alternate Investor Percentage of the Funded Amount on behalf of the Alternate Investors pro rata in accordance with their respective outstanding portions of the Funded Amount funded by them; provided that the Alternate Investors shall not be entitled to any portion of the Liquidity Fee payable under the Indenture. The VFNs so issued shall be dated the Closing Date, registered in the name of the Agent and duly authenticated in accordance with the provisions of the Indenture. Without limiting any other provision of this Agreement, the issuance of the VFNs and the initial

Borrowing thereunder on the Closing Date is subject to the satisfaction of the conditions precedent set forth in Article IV. Upon such issuance and Borrowing,
(i) the Agent shall thereby acquire the VFNs under which the initial Funded Amount shall total the principal amount of the Variable Funding Advance on the Closing Date, and (ii) the Agent and the Investors shall become subject to the terms and conditions set forth in the Indenture including, in the case of the Conduit Investor, the discretion to fund Borrowings, and in the case of the Alternate Investors, the obligation to fund Borrowings pursuant to the terms of the Indenture and Section 2.03.

     SECTION 2.02. Facility. Subject to the terms and conditions set forth herein, the Conduit Investor may make, and the Alternate Investors, to the extent provided for in Section 2.03(a) and Section 2.03(b) shall make or maintain Variable Funding Advances to the Issuer from time to time during the Revolving Period in an aggregate principal amount at any one time outstanding up to but not exceeding the Maximum Funded Amount. Within the foregoing limits and subject to the terms and conditions set forth herein and in the Indenture, the Issuer may borrow, repay and reborrow Variable Funding Advances.

     SECTION 2.03. Variable Funding Advances.

     (a) Upon the terms and subject to the conditions set forth herein and in the Indenture, the Servicer on behalf of the Issuer may, at its option, submit a Borrowing Request to the Agent, and the Conduit Investor may at the Conduit Investor's option, or the Alternate Investors shall, to the extent provided in
Section 2.03(b), make or maintain the Variable Funding Advance so requested. Variable Funding Advances shall be made hereunder on any Advance Date (as such term is defined in the Series Supplement for the Series 2003-VFN-B Notes). Without limiting any of the foregoing, it is understood that the Conduit Investor shall not elect to fund Variable Funding Advances after the Termination Date.

     (b) Under no circumstances shall the Conduit Investor or any Alternate Investor be required to make any Variable Funding Advance to the extent that, after giving effect to such Variable Funding Advance and the other Variable Funding Advances to be made by the Alternate Investors concurrently therewith
(i) the Funded Amount would exceed the Maximum Funded Amount or (ii) with respect to any Alternate Investor, its Pro Rata Share of the Alternate Investor Percentage of the Funded Amount would exceed its Commitment.

     (c) The aggregate principal amount of all Variable Funding Advances made in respect of any Borrowing (except for any Borrowing in an amount equal to the aggregate then unused Maximum Funded Amount) shall be an integral multiple of $10,000 and at least $1,000,000.

     (d) To request a Borrowing, the Servicer will, on behalf of the Issuer, notify the Agent and the Indenture Trustee of such request by telephone or telecopy not later than 1:00 p.m., New York City time, on the Business Day before the date of the proposed Borrowing. Each such telephonic Borrowing Request shall be confirmed promptly by telecopy or hand delivery to the Indenture Trustee and the Agent of a written Borrowing Request signed by the Servicer substantially in the form attached hereto as Exhibit B.

     (e) (i) The Agent will promptly notify the Conduit Investor of the Agent's receipt of any Borrowing Request. If the Borrowing Request is received prior to the Conduit Investment Termination Date, the Conduit Investor shall instruct the Agent to accept or reject such Borrowing Request by notice given to the Agent by telephone or facsimile by no later than 5:00 p.m., New York City time, on the Business Day of such Borrowing Request.

          (ii) Each Borrowing Request shall be irrevocable and binding on the Issuer (except as stated in Section 2.04), and, pursuant to Section 5.01, any loss or expense incurred by any Investor, either directly or indirectly (including, in the case of the Conduit Investor, through a Program Support Agreement) as a result of any failure by the Issuer to complete such Borrowing, including any loss (including loss of profit), breakage fee or expense incurred by the Agent or any Investor, either directly or indirectly (including, in the case of the Conduit Investor, pursuant to a Program Support Agreement) by reason of the liquidation or reemployment of funds acquired by such Investor (or the applicable Program Support Provider(s)) (including funds obtained by issuing commercial paper or promissory notes or obtaining deposits or loans from third parties) incurred in order to fund such Borrowing shall be included in the Variable Funding Increased Cost Amount (upon notice of such loss given to the Servicer by the Investor suffering such loss) and paid pursuant to the Indenture.

     (f) Alternate Investor's Commitment. At no time will the Conduit Investor have any obligation to fund any Borrowing. At all times on and after the Conduit Investment Termination Date, all Borrowings shall be made by the Agent on behalf of the Alternate Investors. At any time when the Conduit Investor has rejected a request for a Borrowing, the Agent shall so notify the Alternate Investors and the Alternate Investors shall fund such Borrowing, on a pro rata basis, in accordance with their respective Pro Rata Shares. Notwithstanding anything contained in this Section 2.03(f) or elsewhere in this Agreement to the contrary, no Alternate Investor shall be obligated to provide the Agent or the Issuer with funds in connection with a Borrowing in an amount that would result in the portion of the Funded Amount then funded by it exceeding its Commitment then in effect (minus the unrecovered principal amount of such Alternate Investor's investments in or funding of the VFNs pursuant to any Program Support Agreement to which it is a party). The obligation of each Alternate Investor to remit its Pro Rata Share of any such Borrowing shall be several from that of each other Alternate Investor, and the failure of any Alternate Investor to so make such amount available to the Agent shall not relieve any other Alternate Investor of its obligation hereunder.

     SECTION 2.04. Funding of Borrowings. Each Variable Funding Advance to be made hereunder shall be made by the Conduit Investor or the Alternate Investors, as the case may be, on the proposed date thereof by wire transfer of immediately available funds by 11:00 a.m., New York City time, to the account of the Agent most recently designated by it in writing for such purpose by notice to such Person. Following the receipt by the Agent of sufficient funds from the Investors as aforesaid, the Agent shall remit the Variable Funding Advance in like funds to the Collection Account by 1:00 p.m., New York City time. In addition, unless the Conduit Investor has notified the Agent that it will not make a Variable Funding Advance, or an Alternate Investor has notified the Agent that it does not intend to pay its Pro Rata Share of a Variable Funding Advance, the Agent may assume that such payment has been made and may, but shall not be obligated to, make the amount of such payment available as set forth in the preceding sentence in reliance upon such assumption. If the Conduit Investor declines to make a Variable

Funding Advance, or any Alternate Investor fails to pay its Pro Rata Share of a Variable Funding Advance, the Servicer, on behalf of the Issuer, shall have the right to withdraw that portion of the Borrowing Request which has been unfunded with no penalty for such withdrawal.

     SECTION 2.05. Termination and Reduction of Commitments and Maximum Funded Amount. The Commitments and the Maximum Funded Amount are subject to reduction at any time by written agreement between the Issuer, the Servicer and the Agent on behalf of the Alternate Investors. Any reduction of the Commitments pursuant to this Section 2.05 shall reduce the Commitments of the Alternate Investors in accordance with their respective Pro Rata Shares as set forth in such agreement. Any termination or reduction of the Commitments and the Maximum Funded Amount shall be permanent unless otherwise stated in such agreement.

     SECTION 2.06. VFNs. All Variable Funding Advances made hereunder shall be evidenced by the VFNs and shall be governed by and subject to the Indenture. The Issuer shall cause the Indenture Trustee, in its capacity as Note Registrar under the Indenture, to (subject to and in accordance with the Indenture) maintain as part of the Note Register the Commitment applicable to each Variable Funding Note, the aggregate principal amount of Variable Funding Advances from time to time outstanding in respect of each Variable Funding Note and a copy of the Assignment and Assumption Agreement delivered to the Issuer, Servicer and the Indenture Trustee. The sole Holder of the VFNs shall be the Agent which shall hold such Notes for the benefit of the Conduit Investor and/or Alternate Investors.

     SECTION 2.07. Assignments to Alternate Investors.

     (a) On any date prior to the Commitment Expiry Date (including on or after any date on which the Conduit Investor has elected in its discretion not to fund a Variable Funding Advance hereunder pursuant to Section 2.03(b)), if the Conduit Administrator on behalf of the Conduit Investor so elects, by written notice to the Agent, the Issuer hereby irrevocably requests and directs that the Conduit Investor assign, and the Conduit Investor does hereby assign on the Assignment Date referred to below, all or such portions, as may be elected by the Conduit Investor, of the Conduit Investor Percentage of the Funded Amount (the "Assigned Percentage") and the Alternate Investors shall purchase such Assigned Percentage by the payment by each Alternate Investor of its Assignment Purchase Price. Notwithstanding anything to the contrary set forth in this Agreement, no Alternate Investor shall have any obligation to purchase the Conduit Investor Percentage of the Funded Amount or any portion thereof if (x) after giving effect to such purchase, its Net Investment would exceed its Commitment, (y) the Conduit Investor shall have voluntarily commenced any proceeding or filed any petition under any bankruptcy, insolvency or similar law seeking the dissolution, liquidation or reorganization of the Conduit Investor or taken any corporate action for the purpose of effectuating any of the foregoing, or (z) involuntary proceedings or an involuntary petition shall have been commenced or filed against the Conduit Investor by any Person under any bankruptcy, insolvency or similar law seeking the dissolution, liquidation or reorganization of the Conduit Investor and such proceeding or petition shall have not been dismissed. The Agent shall promptly notify the Indenture Trustee, the Issuer and the Servicer of any assignment herein described. No further documentation or action on the part of the Conduit Investor or the Issuer shall be required to exercise the rights set forth in the immediately preceding sentence, other than the giving of the notice by the Conduit Administrator on behalf of the Conduit Investor referred to in such sentence and the delivery by the Agent of a copy of such notice to each Alternate Investor (the date of the receipt by the Agent of any such notice being the "Assignment Date"). Each Alternate Investor hereby agrees, unconditionally and irrevocably and under all circumstances, without setoff, counterclaim or defense of any kind, to pay the full amount of its Assignment Purchase Price on such Assignment Date to the Conduit Investor in immediately available funds to an account designated by the Agent. Upon any assignment in whole by the Conduit Investor to the Alternate Investors on or after the Conduit Investment Termination Date as contemplated hereunder, the Conduit Investor shall cease to make any additional Variable Funding Advance hereunder. At all times prior to the Conduit Investment Termination Date, nothing herein shall prevent the Conduit Investor from making a subsequent Variable Funding Advance hereunder, in its sole discretion, following any assignment pursuant to this
Section 2.07 or from making more than one assignment pursuant to this Section 2.07.

     (b) Upon an assignment described in subsection (a) and upon any other assignment of the Variable Funding Note Interests to the Alternate Investors, all Variable Funding Note Interests previously owned by the Conduit Investor and so assigned shall become Variable Funding Note Interests owned by the Alternate Investors and all payments to be made under the Indenture on the VFNs the beneficial ownership of which has been assigned to such Alternate Investors (but excluding any Liquidity Fee) shall be made to the Agent for the account of each such Alternate Investor in accordance with its Pro Rata Share of the Alternate Investor Percentage.

     (c) After any assignment in whole by the Conduit Investor to the Alternate Investors pursuant to this Section 2.07 at any time on or after the Conduit Investment Termination Date (and the payment of all amounts owing to the Conduit Investor in connection therewith), all rights of the Conduit Administrator set forth herein shall be given to the Agent on behalf of the Alternate Investors instead of the Conduit Administrator.

     (d) In the event that the aggregate of the Assignment Purchase Prices paid by the Alternate Investors pursuant to this Section 2.07 on any Assignment Date occurring on or after the Conduit Investment Termination Date is less than the Net Investment of the Conduit Investor on such Assignment Date, then to the extent proceeds thereafter received by the Agent in respect of the Net Investment exceed the aggregate of the unrecovered Assignment Purchase Prices and Net Investment funded by the Alternate Investors, such excess shall be remitted by the Agent to the Conduit Investor (or to the Conduit Administrator on its behalf) for the account of the Conduit Investor.

     SECTION 2.08. Nonrecourse Nature of Transactions. All assignments of the Variable Funding Note Interests from the Conduit Investor to the Alternate Investors pursuant to Section 2.07 shall be without recourse or warranty, express or implied, except that such Variable Funding Note Interests are free and clear of adverse claims created by or arising as a result of claims against the Agent or the Conduit Investor. Nothing in this Section 2.08 shall be deemed to limit any rights of the Conduit Investor under any other provisions of this Agreement to assign its right, title and interest in any portion of the Variable Funding Note Interests owned by the Conduit Investor.

     SECTION 2.09. Defaulting Alternate Investor. If, by 2:00 p.m. (New York City time), whether or not the Agent has advanced the amount of the applicable Variable Funding Advance, one or more Alternate Investors (each, a "Defaulting Alternate Investor", and each Alternate Investor other than a Defaulting Alternate Investor being referred to as a "Non-Defaulting Alternate Investor") fails to make available to the Agent either its Pro Rata Share of the Variable Funding Advance required under Section 2.03 or its Assignment Purchase Price under Section 2.07 (the aggregate amount not so made available to the Agent being herein called the "Purchase Price Deficit"), then upon notice from the Agent, each Non-Defaulting Alternate Investor shall promptly pay, by no later than 3:00 p.m. (New York City time) to the Agent, in immediately available funds at an account designated by the Agent, an amount equal to the lesser of (x) such Non-Defaulting Alternate Investor's proportionate share (based upon the relative Commitments of the Non-Defaulting Alternate Investors) of the Purchase Price Deficit and (y) its unused Commitment. A Defaulting Alternate Investor shall forthwith, upon demand, pay to the Agent for the ratable benefit of the Non-Defaulting Alternate Investors all amounts paid by each Non-Defaulting Alternate Investor on behalf of such Defaulting Alternate Investor, together with interest thereon, for each day from the date a payment was made by a Non-Defaulting Alternate Investor until the date such Non-Defaulting Alternate Investor has been paid such amounts in full, at a rate per annum equal to the sum of the Corporate Base Rate, plus 2.00% per annum. In addition, if, after giving effect to the provisions of the immediately preceding sentence, any Purchase Price Deficit with respect to any Assignment Purchase Price continues to exist, each such Defaulting Alternate Investor shall pay interest to the Agent, for the account of the Conduit Investor, on such Defaulting Alternate Investor's portion of such remaining Purchase Price Deficit, at a rate equal to the sum of the Corporate Base Rate, plus 2.00% per annum, for each day from the applicable Assignment Date until the date such Defaulting Alternate Investor shall pay its portion of such remaining Purchase Price Deficit in full to the Conduit Investor. It is understood and agreed that this Section 2.09 shall in no manner relieve any Alternate Investor of its obligation to fund any Variable Funding Advance hereunder, subject to the conditions of the Agreement.

     SECTION 2.10. Sharing of Payments, Etc. If any Investor (for purposes of this Section only, being a "Recipient") shall obtain any payment (whether voluntary, involuntary, through the exercise of any right of setoff, or otherwise) on account of Variable Funding Note Interests owned by it (other than pursuant to Section 2.12(b) or Article V and other than Liquidity Fees) in excess of its ratable share of payments on account of the Funded Amount obtained by the Investors entitled thereto, such Recipient shall forthwith purchase from the Investors entitled to a share of such amount participations in the Variable Funding Note Interests owned by such Persons as shall be necessary to cause such Recipient to share the excess payment ratably with each such other Person entitled thereto; provided, however, that if all or any portion of such excess payment is thereafter recovered from such Recipient, such purchase from each such other Person shall be rescinded and each such other Person shall repay to the Recipient the purchase price paid by such Recipient for such participation to the extent of such recovery, together with an amount equal to such other Person's ratable share (according to the proportion of (a) the amount of such other Person's required payment to (b) the total amount so recovered from the Recipient) of any interest or other amount paid or payable by the Recipient in respect of the total amount so recovered.

     SECTION 2.11. Downgrade of Alternate Investor. (a) Downgrades Generally. If at any time on or prior to the Commitment Expiry Date, the short term debt rating of any Alternate Investor shall be "A-l" and "P-l" from S&P and Moody's, respectively, with negative credit implications or lower, such Alternate Investor, upon request of the Agent, shall, within thirty (30) days of such request, assign its rights and obligations hereunder to another financial institution (which institution's short term debt shall be rated at least "A-1" and "P-l" from S&P and Moody's, respectively, and which shall not be so rated with negative credit implications and which is acceptable to the Conduit Investor and the Agent). In such case, if any such Alternate Investor shall not have assigned its rights and obligations under this Agreement within the time period described above (the "Required Downgrade Assignment Period"), the Conduit Administrator on behalf of the Conduit Investor shall have the right to require such Alternate Investor to pay upon one (1) Business Day's notice at any time after the Required Downgrade Assignment Period (and each such Alternate Investor hereby agrees in such event to pay within such time) to the Agent an amount equal to such Alternate Investor's unused Commitment (a "Downgrade Draw") for deposit by the Agent into an account, in the name of the Agent (a "Downgrade Collateral Account"), which shall be in satisfaction of such Alternate Investor's obligations to make advances and to pay its Assignment Purchase Price upon an assignment from the Conduit Investor in accordance with Section 2.07; provided, however, that if, during the Required Downgrade Assignment Period, such Alternate Investor delivers a written notice to the Agent of its intent to deliver a direct pay irrevocable letter of credit pursuant to this proviso in lieu of the payment required to fund the Downgrade Draw, then such Alternate Investor will not be required to fund such Downgrade Draw. If any Alternate Investor gives the Agent such notice, then such Alternate Investor shall, within one (1) Business Day after the Required Downgrade Assignment Period, deliver to the Agent a direct pay irrevocable letter of credit in favor of the Agent in an amount equal to the unused portion of such Alternate Investor's Commitment, which letter of credit shall be issued through an United States office of a bank or other financial institution (i) whose short-term debt ratings by S&P and Moody's are at least equal to the ratings assigned by such statistical rating organization to the Commercial Paper and (ii) that is acceptable to the Conduit Investor and the Agent. Such letter of credit shall provide that the Agent may draw thereon for payment of any Variable Funding Advance or Assignment purchase price payable by such Alternate Investor which is not paid hereunder when required, shall expire no earlier than the Commitment Expiry Date and shall otherwise be in form and substance acceptable to the Agent.

     (b) Application of Funds in Downgrade Collateral Account. If any Alternate Investor shall be required pursuant to Section 2.11(a) to fund a Downgrade Draw, then the Agent shall apply the monies in the Downgrade Collateral Account applicable to such Alternate Investor's Pro Rata Share of Variable Funding Advances required to be made by the Alternate Investors, to any Assignment Purchase Price payable by such Alternate Investor pursuant to Section 2.07 and to any purchase price payable by such Alternate Investor pursuant to Section 2.12(b) at the times, in the manner and subject to the conditions precedent set forth in this Agreement. The deposit of monies in such Downgrade Collateral Account by any Alternate Investor shall not constitute a Variable Funding Advance or the payment of any Assignment Purchase Price (and such Alternate Investor shall not be entitled to interest on such monies, except as provided below in this Section 2.11(b), unless and until (and then only to the extent that) such monies are used to fund Variable Funding Advances or to pay any Assignment Purchase Price or purchase price pursuant to Section 2.12(b) pursuant to the first sentence of this Section 2.11(b). The amount on deposit in such Downgrade Collateral Account shall be invested by the Agent in Permitted Investments and such Permitted Investments shall be selected by the Agent in its sole discretion. The Agent shall remit to such Alternate Investor, on the last Business Day of each month, the income actually received by the Agent thereon. Unless required to be released as provided below in this subsection, proceeds received by the Agent in respect of such Alternate Investor's portion of the Funded Amount shall be deposited in the Downgrade Collateral Account for such Alternate Investor. Amounts on deposit in such Downgrade Collateral Account shall be released to such Alternate Investor (or the stated amount of the letter of credit delivered by such Alternate Investor pursuant to subsection (a) above may be reduced) within one (1) Business Day after each Payment Date following the Termination Date to the extent that, after giving effect to the distributions made and received by the Investors on such Payment Date, the amount on deposit in such Downgrade Collateral Account would exceed such Alternate Investor's Pro Rata Share (determined as of the day prior to the Termination Date) of the sum of all Funded Amount then funded by the Conduit Investor divided by 0.98 (rounded up to the nearest $1,000). All amounts remaining in such Downgrade Collateral Account shall be released to such Alternate Investor no later than the Business Day immediately following the earliest of (i) the effective date of any replacement of such Alternate Investor or removal of such Alternate Investor as a party to this Agreement, (ii) the date on which such Alternate Investor shall furnish the Agent with confirmation that such Alternate Investor shall have short-term debt ratings of at least "A-1" and "P-l" from S&P and Moody's respectively, without negative credit implications, and (iii) the Commitment Expiry Date (or, if earlier, the Commitment Expiry Date in effect prior to any renewal pursuant to Section 2.12 to which such Alternate Investor does not consent, but only after giving effect to any required purchase pursuant to Section 2.12.(b)). Nothing in this Section
2.11 shall affect or diminish in any way any such downgraded Alternate Investor's Commitment to the Issuer or the Conduit Investor or such downgraded Alternate Investor's other obligations and liabilities hereunder and under the other Transaction Documents.

     SECTION 2.12. Non-Renewing Alternate Investors. (a) If, at a time no earlier than 100 days and no later than 70 days prior to Commitment Expiry Date, the Issuer requests that the Alternate Investors renew their Commitments hereunder and some but less than all the Alternate Investors consent to such renewal within twenty-one (21) days of the Issuer's request, the Issuer may arrange for an assignment to one or more financial institutions of all the rights and obligations hereunder of each such non-consenting Alternate Investor in accordance with Section 7.01. Any such assignment shall become effective on the then-current Commitment Expiry Date. Each Alternate Investor which does not so consent to any renewal shall cooperate fully with the Issuer in effectuating any such assignment. Unless the Servicer and the applicable Alternate Investor agree to the contrary, any Alternate Investor which does not consent to such renewal by the day which is thirty (30) days prior to the then-current Commitment Expiry Date (or, if such day is not a Business Day, the immediately preceding Business Day), shall be deemed to have refused the Issuer's request for an renewal of its Commitment.

     (b) If, at a time no earlier than 100 days and no later than 70 days prior to Commitment Expiry Date, the Issuer requests that the Alternate Investors extend the Commitment Expiry Date hereunder and some but less than all the Alternate Investors consent to such extension within twenty-one (21) days after the Issuer's request, and if none or less than all the Commitments of the non-renewing Alternate Investors are assigned as provided in Section 2.12(a), then (without limiting the obligations of all the Alternate Investors to make Variable

Funding Advances and pay any Assignment Purchase Price prior to the Commitment Expiry Date in accordance with the terms hereof) the Conduit Investor may sell an interest in the Funded Amount hereunder for an aggregate purchase price equal to the lesser of (i) the maximum aggregate Assignment Purchase Price which would be payable if the Conduit Investor assigned its entire interest in the payments on the VFNs at that time under Section 2.07 and (ii) the aggregate available Commitments of the non-renewing Alternate Investors, which purchase price shall be paid solely by the non-renewing Alternate Investors, pro rata according to their respective Commitments. Unless the Servicer and the applicable Alternate Investor agree to the contrary, any Alternate Investor which does not consent to such extension by the day which is thirty (30) days prior to the then-current Commitment Expiry Date (or, if such day is not a Business Day, the immediately preceding Business Day), shall be deemed to have refused the Issuer's request for an extension of the Commitment Expiry Date. Following the payment of such purchase price, (A) the extended Commitment Expiry Date shall be effective with respect to the renewing Alternate Investors, (B) the Maximum Funded Amount shall automatically be reduced on the then-current Commitment Expiry Date by the aggregate of the Commitments of all non-renewing Alternate Investors, and (C) this Agreement and the Commitments of the renewing Alternate Investors shall remain in effect in accordance with their terms notwithstanding the expiration of the Commitments of the non-renewing Alternate Investors. Prior to the Termination Date, all amounts which are to be applied in reduction of the Funded Amount, up to the aggregate Funded Amount sold to the non-renewing Alternate Investors as described above in this subsection, shall be distributed to the non-renewing Alternate Investors ratably according to the aggregate Variable Funding Note Interests held by them, in reduction of such Variable Funding Note Interests. On and after the Termination Date, each non-renewing Alternate Investor shall be entitled to receive distributions as otherwise provided herein based on its pro rata share of the Non-Renewing Investor Percentage; provided that all distributions of proceeds on the VFNs thereafter shall be allocated between the non-renewing Alternate Investors and the other Investors in accordance with the Non-Renewing Investor Percentage and the Alternate Investor Percentage, respectively. When (after the expiration of the Commitments of the non-renewing Alternate Investors) the aggregate of the Variable Funding Note Interests described above in this subsection shall have been reduced to zero and all accrued interest allocable thereto and all other amounts owing to such Alternate Investors hereunder shall have been paid to such Alternate Investors in full, then such Alternate Investors shall cease to be parties to this Agreement for any purpose.

     SECTION 2.13. Calculation of Monthly Interest. (a) On the Business Day immediately preceding the Determination Date for each Payment Date, the Agent shall calculate for the applicable Accrual Period, the Monthly Interest (such Monthly Interest shall be calculated using an estimate of the Funding Rate for any Funding Tranche, if necessary, for the remaining days in such Accrual Period); provided, however, that each such estimated amount shall be adjusted as provided in Section 2.13(b) hereof. The Agent shall report the amount of such Monthly Interest to the Servicer and the Indenture Trustee on the same day such amount is calculated.

     (b) On or before the Business Day preceding each Payment Date, if the Agent shall have used an estimate of the Funding Rate for any Funding Tranche to calculate the Monthly Interest pursuant to Section 2.13(a) with respect to the preceding Accrual Period, the Agent shall compute the actual Funding Rate for each day and each Funding Tranche during such Accrual Period, and (i) if the actual Monthly Interest so computed is greater than the estimated Monthly

Interest for such preceding Accrual Period, the Monthly Interest calculated pursuant to Section 2.13(a) for the current Accrual Period shall be increased by the amount of such difference, and (ii) if the actual Monthly Interest so computed is less than the estimated Monthly Interest for such preceding Accrual Period, the Monthly Interest calculated pursuant to Section 2.13(a) for the current Accrual Period shall be decreased by the amount of such difference.

                                  ARTICLE III
                         Representations and Warranties

     SECTION 3.01. Representation and Warranties

     (a) Each of the Servicer (in all of its capacities under the Transaction Documents) and the Issuer, severally and for itself alone, hereby makes all of the representations and warranties made by it in the Indenture, for the benefit of the Investors, as of the Closing Date and (except where otherwise specified in the Indenture) as of each date in respect of which the Issuer has requested a Variable Funding Advance, and each of the Investors shall rely on such representations and warranties in entering into this Agreement and funding Variable Funding Advances. Each of the Servicer and the Issuer, severally and for itself alone, further represents and warrants to the Agent, the Conduit Investor and the Alternate Investors as to itself as of the date on which this Agreement becomes effective (as set forth in Section 7.05) and as of the date of each Borrowing that:

          (i) It is a corporation or statutory trust duly organized and validly existing under the laws of the jurisdiction of its incorporation.

          (ii) It has the power to execute and deliver this Agreement and to perform its obligations under this Agreement and has taken all necessary action to authorize such execution, delivery and performance.

          (iii) The execution, delivery and performance of this Agreement does not violate or conflict with any law applicable, any provision of its formation documents, any order or judgment of any court or other agency of government applicable to it or any of its assets or any contractual restriction binding on or affecting it or any of its assets.

          (iv) All governmental and other consents that are required to have been obtained by it with respect to the execution, delivery and performance of this Agreement have been obtained and are in full force and effect and all conditions of any such consents have been complied with.

          (v) Its obligations under this Agreement constitute its legal, valid and binding obligations, enforceable in accordance with their respective terms (subject to bankruptcy, reorganization, insolvency, moratorium or similar laws affecting creditors' rights generally and subject, as to enforceability to equitable principles of general application (regardless of whether enforcement is sought in a proceeding in equity or at law)).

          (vi) Except as described in Schedule 1 hereto, there is not pending or to its knowledge, threatened against it, or against any Affiliate, any action, suit or proceeding at law or in equity or before any court, tribunal, governmental body, agency or official or any arbitrator that is likely to affect the legality, validity or enforceability against it of this Agreement or its ability to perform its obligations under this Agreement.

         (vii) No Event of Default or Early Amortization Event or event that with notice, the passage of time or both, would become an Event of Default or an Early Amortization Event under the Indenture has occurred and is continuing and all conditions precedent to the execution of the Indenture and the issuance of the VFNs on its part have been complied with.

     (b) Each of the Conduit Investor and Scotiabank, as Alternate Investor, hereby makes the representations and warranties as set forth in Exhibit C.

     SECTION 3.02. Information from the Servicer. So long as the Agent is the registered Holder of any VFNs for the benefit of the Conduit Investor and/or the Alternate Investors, the Servicer will furnish to the Agent:

     (a) each Payment Date Statement (as defined in the Trust Sale and Servicing Agreement) at the time of delivery thereof to the Indenture Trustee pursuant to the Indenture and such information, documents, records or reports respecting the VFNs, the assets securing such VFNs (if any) and any other information relating to the Indenture and other documents related to the VFNs as the Agent may from time to time reasonably request without unreasonable expense to the Servicer; and

     (b) such publicly available information, documents, records or reports respecting the Servicer, the Transferor and the Issuer or the condition or operations, financial or otherwise of the Servicer, the Transferor and the Issuer as the Agent may from time to time reasonably request.

     SECTION 3.03. Reaffirmations of Issuer and Servicer. Each of the Issuer and Servicer (in all of its capacities under all of the Transaction Documents) hereby remakes and reaffirms all of the covenants made by it under the Transaction Documents for the benefit of the Investors.

     SECTION 3.04. Amendments.

     (a) Issuer will not make, or permit any Person to make, any material amendment, modification or change to, or provide any material waiver under any Transaction Document without the prior written consent of the Agent. Issuer will provide notice to the Agent of any material amendment, modification or change to, or waiver under, the Transaction Documents.

     (b) If, in order to obtain favorable credit ratings of any other series of notes issued under the Indenture, the Issuer is required to enhance the credit protections for the holders of such notes in any way that does not also apply to the Series 2003-VFN-B Notes, then the Issuer shall notify the Series 2003-VFN-B Holders of such enhanced protections (other than a higher Subordination Factor commensurate with the rating on those notes) and offer the same protections to the Series 2003-VFN-B Holders.

                                   ARTICLE IV

                                   Conditions

     SECTION 4.01. Conditions Precedent to Initial Purchase. The Commitments hereunder and the initial Borrowing are subject to the following conditions precedent:

          (i) the Agent shall have received fully executed counterparts of such legal opinions as the Agent shall reasonably request;

          (ii) each of the following statements shall be true, and the Issuer, by issuing the VFNs on the Closing Date shall be deemed to have represented that:

                (A) all representations and warranties made by the Issuer in the
              Transaction Documents are true and correct in all material respects, as if repeated on the Closing Date with respect to the facts and circumstances then existing;

                (B) the Indenture and each other Transaction Document is in full force and effect; and

                (C) after making the initial Borrowing, no Default, Event of
              Default or Early Amortization Event will exist;

          (iii) Moody's and S&P each shall have delivered its rating letter which shall have assigned the Commercial Paper a rating of "P-l," (or better) in the case of Moody's, and of "A-1," (or better) in the case of S&P;

          (iv) each Transaction Document shall have been executed and delivered by the parties thereto in form and substance satisfactory to the Agent and shall constitute the legal, valid and binding obligation of each party thereto;

          (v) the VFNs shall have been duly executed by the Issuer, authenticated by the Indenture Trustee, delivered to the Agent and registered in the name of the Agent for the benefit of the Investors;

          (vi) all other documents and opinions reasonably requested by the Agent and in form and substance satisfactory to the Agent shall have been delivered; and

          (vii) the Issuer shall have paid the closing fee as such fee is specified in the letter agreement dated as of the Closing Date.

     SECTION 4.02. Each Variable Funding Advance. The obligation of the Alternate Investors to make a Variable Funding Advance on the occasion of any Borrowing (including through the purchase of the VFNs on the Closing Date) pursuant to Article 11 is subject to the satisfaction of each of the following conditions:

     (a) At the time of such Borrowing, the representations and warranties made or deemed made by the Issuer pursuant to the Indenture or this Agreement on the Closing Date

(including any made in any officers' certificates delivered pursuant thereto) are true and correct as if made as of the time of such Borrowing, and the Issuer is not in a state of Default, Event of Default or Early Amortization Event under any of the provisions of this Agreement.

     (b) At the time of such Borrowing, the Revolving Period shall not have ended and the Commitment Expiry Date shall not have occurred.

     (c) After giving effect to such Borrowing, the aggregate principal amount of outstanding Variable Funding Advances will not exceed the Maximum Funded Amount.

     (d) The Termination Date has not occurred.

     (e) The Agent shall have received a Borrowing Request pursuant to Section 2.03.

     (f) At the time of and immediately after giving effect to such Borrowing, no Early Amortization Event or Event of Default shall have occurred and be continuing or would result from such Borrowing.

     (g) Except as the Investors shall otherwise agree, no such Borrowing may be made if, after giving effect to the requested Borrowing there would have been Borrowings made on more than two (2) different days during any calendar month.

     (h) After giving effect to such Borrowing, (i) the Pool Balance shall not be less than the Required Pool Balance, (ii) the Available Subordinated Amount shall not be less than the Required Subordinated Amount and (iii) the amount on deposit in the Reserve Fund shall not be less than the Reserve Fund Required Amount.

     (i) At the time of and immediately after giving effect to such Borrowing, the Funded Amount, the Series Allocation Percentage and the Floating Allocation Percentage shall increase to the extent provided for in the Series Supplement and in the Indenture.

     Each Borrowing shall be deemed to constitute a representation and warranty by the Issuer on the date thereof as to the matters specified in paragraphs
(a)-(h) of this Section 4.02.

                                    ARTICLE V

                            Covenants of the Servicer

     SECTION 5.01. Funding Costs.

     (a) Increased Costs. If, due to either (i) the introduction after the date hereof of, or any change after the date hereof in or in the interpretation of, any applicable law, rule or regulation by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof (a "Regulatory Change"), or (ii) compliance by any Affected Party after the date hereof with any request or directive issued after the date hereof of (whether or not having the force of law) any such governmental authority, central bank or comparable agency, and, as a result of any of the events set forth in the above clauses (i) and (ii), (x) there shall be any material increase in the cost to an Affected Party in maintaining its commitment under this Agreement or making a Variable Funding Advance under this Agreement, (y) any Affected Party is subjected to any charge or withholding on its obligations hereunder, or on or with respect to the VFNs or the Collateral Loans or any amount payable to any Affected Party hereunder, under its Program Support Agreement or under the Indenture, or changes in the basis of taxation of payments to any Affected Party in connection with any of the foregoing (except for changes in the rate of tax on overall net income of any Affected Party) (collectively, "Increased Costs"), then such Increased Costs shall be included in the Variable Funding Increased Cost Amount (upon notice of such loss given to the Servicer by the Investor suffering such loss) and paid pursuant to the Indenture on the next Payment Date after such Affected Party shall have provided notice to the Agent (and the Agent shall have provided notice to the Servicer) of such Increased Cost; provided, however, that no amount shall be included in the Variable Funding Increased Cost Amount pursuant to this Section 5.01(a) with respect to any period commencing more than sixty (60) days before delivery of such notice to Servicer. For avoidance of doubt, any interpretation of Accounting Research Bulletin No. 51 by the Financial Accounting Standards Board, regardless of the date thereof, shall constitute a Regulatory Change subject to this Section 5.01(a); provided, however, (i) that Increased Costs in respect of such Regulatory Change shall not include legal fees and expenses or administrative costs and expenses incurred in connection with any restructuring of any Affected Party's commercial paper program and (ii) each Affected Party shall allocate such Increased Costs proportionately among the Issuer and other Persons with whom such Affected Party has entered into structured finance transactions ("Other Securitization Parties"). If any such Increased Costs are attributable to the Issuer and not attributable to any Other Securitization Party, the Issuer shall be solely liable for such Increased Costs. However, if Increased Costs are attributable to Other Securitization Parties and not attributable to the Issuer, such Other Securitization Parties shall be solely liable for such Increased Costs. All allocations to be made pursuant to the foregoing provisions of this Section 5.01(a) shall be made by the applicable Affected Party in its reasonable discretion and shall be conclusive and binding on the Issuer and the Servicer, absent manifest error. A certificate setting forth in reasonable detail the computation of the amount of such Increased Costs (which increase in cost shall be determined by such Affected Party's reasonable allocation of the aggregate of such cost increases resulting from such event), submitted to the Agent by such Affected Party and to the Servicer by the Agent, shall be conclusive and binding for all purposes, absent manifest error.

     (b) Increased Capital. If either (i) the introduction after the date hereof of, or any change in or in the interpretation after the date hereof of, any applicable law, rule or regulation regarding capital adequacy by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof or (ii) the compliance by an Affected Party with any guideline or request from any governmental authority, central bank or comparable agency regarding capital adequacy issued after the date hereof (whether or not having the force of law), has or would have the effect of materially reducing the rate of return on such Affected Party's capital as a consequence of such Affected Party's commitment under this Agreement or under its Program Support Agreement or the making of Variable Funding Advances to a level below that which such Affected Party could have achieved but for such introduction, change, interpretation or compliance, then the Servicer shall, from time to time, cause the Issuer to pay to the Agent for the benefit of such Affected Party on the next Payment Date after such Affected Party shall have provided notice to the Agent (and the Agent shall have provided notice to the Servicer) of such reduction, additional amounts sufficient to compensate such Affected Party for such reduction; provided, however, that no amount shall be payable by the Issuer pursuant to this Section 5.01(b) with respect to any period commencing more than sixty (60) days before delivery of such notice to Servicer; and provided, further, that such additional amounts shall be payable solely in accordance with the Indenture. A certificate setting forth in reasonable detail the computation of the amount of such reduction (it being understood that the reduction in return allocable hereunder shall be determined by such Affected Party's reasonable allocation of the aggregate of reductions in return on capital resulting from such event) and the basis therefor, submitted to the Agent by such Affected Party and to the Servicer by the Agent, shall be conclusive and binding for all purposes, in the absence of manifest error. Any such cost shall be included in the Variable Funding Increased Cost Amount (upon notice of such loss given to the Servicer by the Investor suffering such loss) and paid pursuant to the Indenture.

     (c) Breakage Fees. If either (a) any Investor shall receive payment of principal with respect to its Variable Funding Note Interest, or any assignment pursuant to Section 2.07 occurs, on any day other than a Payment Date, or (b) any Investor shall have suffered any loss or expense as a result of a default by the Issuer in effecting a Variable Funding Advance on the scheduled date therefor after having submitted a Borrowing Request to the Agent in accordance with Section 2.03, then in either case, the Issuer shall, on the Payment Date after demand therefor from the Agent, cause the Issuer to pay the Agent for the benefit of such Investor for any resulting loss or expense incurred by such Investor including any loss incurred in obtaining, liquidating or employing deposits from third parties; provided, that such Investor shall have delivered to the Agent and the Agent shall have delivered to the Issuer, on or prior to the date on which the Agent demanded reimbursement for such costs, a certificate as to the amount of such loss or expense and showing, in reasonable detail, the calculation, which calculation shall conform to Section 5.01(d) hereunder, when applicable, made by such Investor to determine the amount of such loss or expense, which certificate shall be conclusive in the absence of manifest error. Any such cost shall be included in the Variable Funding Increased Cost Amount (upon notice of such loss given to the Servicer by the Investor suffering such loss) and paid pursuant to the Indenture.

     (d) Calculation of Breakage Fees. If on any Pay Down Date the Issuer pays any Conduit Investor a principal payment which exceeds the amount of Commercial Paper which the Conduit Investor can repay using the proceeds of repayment (taking into account other funds received by the Conduit Investor on that day), then the Investor shall invest the excess proceeds in Permitted Investments and the Breakage Fee which the Investor may charge the Issuer shall be the difference between the CP Rate and the investment rate for such excess funds.

     SECTION 5.02. Taxes on Payments. (a) All payments made under this Agreement to an Affected Party shall, to the extent allowed by law be made free and clear of and without reduction for or on account of, any present or future taxes, levies, imposts, duties, charges, fees, deductions or withholdings, now or hereafter imposed, levied, collected, withheld or assessed by any governmental authority (hereinafter "Taxes"), excluding (A) franchise taxes (in lieu of income taxes) or any other tax upon or measured by the overall net income of such Affected Party and (B) any Taxes that would not have been imposed but for the failure of such Affected Party to provide and keep current to the extent permitted by law any certification or other documentation required to qualify for an exemption therefrom or reduction in rate thereof or required by this Agreement to be furnished by such Affected Party (all such excluded Taxes hereinafter "Excluded Taxes"). In the event that any withholding or deduction from any payment made hereunder is required in respect of any Taxes (other than Excluded Taxes) then the Servicer shall:

          (i) cause the Issuer to pay directly to the relevant authority the full amount required to be so withheld or deducted;

          (ii) promptly forward to the Agent an official receipt or other documentation satisfactory to the Agent evidencing such payment to such authority; and

          (iii) pay to the recipient such additional amount or amounts as is necessary to ensure that the net amount actually received by the recipient will equal the full amount such recipient would have received has not such withholding or deduction been required.

     Moreover, if any Taxes (other than Excluded Taxes) are directly asserted against any recipient with respect to any payment received by such recipient hereunder, the recipient may pay such Taxes (other than Excluded Taxes) and the Issuer will promptly pay such additional amounts (including any penalties, interests or expenses) as shall be necessary in order that the net amount received by the recipient after the payment of such Taxes (including Taxes on such additional amount) shall equal the amount of such recipient would have received has such Taxes not been asserted.

     If the Issuer fails to pay any Taxes when due to the appropriate taxing authority or fails to remit to the recipient the required receipts or other required documentary evidence, the Issuer shall cause the Issuer to indemnify the recipient for any incremental Taxes, interest, or penalties that may become payable by any recipient as a result of such failure. Any amounts payable under this Section 5.02 shall constitute Variable Funding Increased Cost Amounts (upon notice of such loss given to the Servicer by the party suffering such loss) and shall be payable as provided in the Indenture.

     (b) The agreements in this Section 5.02 shall survive the termination of this Agreement and the payment of all amounts payable hereunder.

     SECTION 5.03. Limited Recourse to Issuer. Notwithstanding anything to the contrary contained in this Agreement, the obligations of the Issuer under this Agreement are solely the obligations of the Issuer and shall be payable solely in accordance with the Indenture. The Owner Trustee shall have no liability for the obligations of the Issuer hereunder, and no recourse shall be had against the Owner Trustee, in its individual capacity, or any stockholder, employee, officer, director or beneficial owner of the Owner Trustee, for any obligation, covenant or agreement of the Issuer or any other claim against the Issuer.

     SECTION 5.04. Costs, Expenses and Taxes. In addition to the rights of indemnification granted under Section 7.04 hereof, the Servicer agrees to pay on demand all costs and expenses in connection with (x) any amendment, waiver or modification of this Agreement, the VFNs, any other Transaction Document or related agreements in each case requested by the Issuer, the Servicer or their respective agents and advisors, and any related amendment, modification or waiver to the Program Support Agreements, (y) advice to the Indemnified Parties in respect of their rights and remedies under or in connection with this

Agreement, the VFNs, or any other Transaction Document, in connection with any circumstance that could reasonably be expected to adversely affect their interests therein (including any attempted restructuring or "workout" of the liabilities of the Issuer), and (z) the enforcement of this Agreement, the VFNs and the other Transaction Documents. Such costs and expenses include in each case reasonable attorneys' fees for the Indemnified Parties. Any such cost shall be included in the Variable Funding Increased Cost Amount (upon notice of such loss given to the Servicer by the party suffering such loss) and paid pursuant to the Indenture.

                                   ARTICLE VI

                                    The Agent

     SECTION 6.01. Authorization and Action. Each Investor hereby irrevocably appoints, designates and authorizes the Agent to take such action on its behalf under the provisions of this Agreement and each other Transaction Document and to exercise such powers and perform such duties as are expressly delegated to the Agent by the terms of this Agreement and any other Transaction Document, together with such other powers as are reasonably incidental thereto. Notwithstanding any provision to the contrary contained elsewhere in this Agreement or in any other Transaction Document, the Agent shall not have any duties or responsibilities, except those expressly set forth in this Agreement, nor shall the Agent have or be deemed to have any fiduciary relationship with any Investor, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other Transaction Document or otherwise exist against the Agent. Without limiting the generality of the foregoing sentence, the use of the term "agent" in this Agreement with reference to the Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable Law. Instead, such term is used merely as a matter of market custom, and is intended to create or reflect only an administrative relationship between independent contracting parties.

     SECTION 6.02. Delegation of Duties. The Agent may execute any of its duties under this Agreement or any other Transaction Document by or through agents, employees or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. The Agent shall not be responsible for the negligence or misconduct of any agent or attorney-in-fact that it selects with reasonable care.

     SECTION 6.03. Liability of Agent. No Agent-Related Person shall (a) be liable for any action taken or omitted to be taken by any of them under or in connection with this Agreement or any other Transaction Document or the transactions contemplated hereby (except for its own gross negligence, bad faith or willful misconduct), or (b) be responsible in any manner to any Investor for any recital, statement, representation or warranty made by the Issuer, the Servicer, the Indenture Trustee, or any officer thereof, contained in this Agreement or in any other Transaction Document, or in any certificate, report, statement or other document referred to or provided for in, or received by the Agent under or in connection with, this Agreement or any other Transaction Document, or the validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other Transaction Document, or for any failure of the Issuer, the Servicer, the Indenture Trustee, or any other party to any Transaction Document to perform its obligations hereunder or thereunder. No Agent-Related Person shall be under any obligation to any Investor to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or any other Transaction Document, or to inspect the properties, books or records of the Issuer, the Servicer, the Indenture Trustee, or any of their respective Affiliates.

     SECTION 6.04. Reliance by Agent. (a) The Agent shall be entitled to rely, and shall be fully protected in relying, upon any writing, resolution, notice, consent, certificate, affidavit, letter, telegram, facsimile, telex or telephone message, statement or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by or on behalf of the proper Person or Persons, and upon advice and statements of legal counsel (including counsel to the Issuer, the Servicer and the Indenture Trustee), independent accountants and other experts selected by the Agent. The Agent shall be fully justified in failing or refusing to take any action under this Agreement or any other Transaction Document unless it shall first receive such advice or concurrence of the Majority Investors as it deems appropriate and, if it so requests, it shall first be indemnified to its satisfaction by the Investors against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. The Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement or any other Transaction Document in accordance with a request or consent of the Majority Investors or, if required hereunder, all Investors and such request and any action taken or failure to act pursuant thereto shall be binding upon all of the Investors.

     (b) For purposes of determining compliance with the conditions specified in
Article IV, each Investor that has executed this Agreement shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter either sent by the Agent to Such Investor for consent, approval, acceptance or satisfaction, or required thereunder to be consented to or approved by or acceptable or satisfactory to such Investor.

     SECTION 6.05. Notice of Termination Event, Default or Event of Default. The Agent shall not be deemed to have knowledge or notice of the occurrence of a Termination Event, a Default, an Event of Default or an Early Amortization Event unless the Agent has received written notice from an Investor referring to this Agreement, describing such Termination Event, Default, Event of Default or Early Amortization Event and stating that such notice is a "Notice of Termination Event," "Notice of Default" or "Notice of Event of Default" or "Notice of Early Amortization Event," as applicable. The Agent will notify the Investors of its receipt of any such notice. The Agent shall (subject to Section 6.04) take such action with respect to such Termination Event, Default Event of Default or Early Amortization Event as may be requested by the Majority Investors, provided, however, that, unless and until the Agent shall have received any such request, the Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Termination Event, Default, Event of Default or Early Amortization Event as it shall deem advisable or in the best interest of the Investors.

     SECTION 6.06. Credit Decision: Disclosure of Information by the Agent. Each Investor acknowledges that none of the Agent-Related Persons has made any representation or warranty to it and that no act by the Agent hereinafter taken, including any consent to and acceptance of any assignment or review of the affairs of the Issuer, the Servicer, the Indenture Trustee, or any of their respective Affiliates, shall be deemed to constitute any representation or warranty by any Agent-Related Person to any Investor as to any matter, including whether the Agent-Related Persons have disclosed material information in their possession. Each Investor, including any Investor by assignment, represents to the Agent that it has, independently and without reliance upon any Agent-Related Person and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, prospects, operations, property, financial and other condition and creditworthiness of the Issuer, the Servicer or the Indenture Trustee, or their respective Affiliates, and all applicable bank regulatory laws relating to the transactions contemplated hereby, and made its own decision to enter into this Agreement and to extend credit to the Issuer hereunder. Each Investor also represents that it shall, independently and without reliance upon any Agent-Related Person and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement and the other Transaction Documents, and to make such investigations as it deems necessary to inform itself as to the business, prospects, operations, property, financial and other condition and creditworthiness of the Issuer, the Servicer or the Indenture Trustee. Except for notices, reports and other documents expressly herein required to be furnished to the Investors by the Agent herein, the Agent shall not have any duty or responsibility to provide any Investor with any credit or other information concerning the business, prospects, operations, property, financial and other condition or creditworthiness of the Issuer, the Servicer, the Indenture Trustee, or their respective Affiliates which may come into the possession of any of the Agent-Related Persons.

     SECTION 6.07. Indemnification of the Agent. Whether or not the transactions contemplated hereby are consummated, the Alternate Investors shall indemnify upon demand each Agent-Related Person, pro rata and hold harmless each Agent-Related Person from and against any and all damages, losses, claims, liabilities, costs and expenses, including reasonable attorneys' fees (which such attorneys may be employees of the Program Support Providers, the Agent or the Conduit Administrator, as applicable) and disbursements awarded against or incurred by it; provided, however, that no Alternate Investor shall be liable for the payment to any Agent-Related Person of any portion of such amounts resulting from such Person's gross negligence or willful misconduct; provided, however, that no action taken in accordance with the directions of the Majority Investors shall be deemed to constitute gross negligence or willful misconduct for purposes of this Section. Without limitation of the foregoing, each Alternate Investor shall reimburse the Agent upon demand for its ratable share of any costs or out-of-pocket expenses (including attorney's fees) incurred by the Agent in connection with the preparation, execution, delivery, administration, modification, amendment or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under, this Agreement, any other Transaction Document, or any document contemplated by or referred to herein. The undertaking in this Section shall survive payment in full of the VFNs and the resignation or the replacement of the Agent.

     SECTION 6.08. Agent in Individual Capacity. Scotiabank (and any successor acting as Agent) and its Affiliates may make loans to, issue letters of credit for the account of accept deposits from, acquire equity interests in and generally engage in any kind of banking, trust, financial advisory, underwriting or other business with any of the Transferor, the Issuer, the Servicer, the Indenture Trustee, or any of their Affiliates as though Scotiabank were not the Agent or an Alternate Investor hereunder and without notice to or consent of the Investors. The Investors acknowledge that, pursuant to such activities, Scotiabank or its Affiliates may receive information regarding the Transferor, the Issuer, the Servicer, the Indenture Trustee, or their respective Affiliates (including information that may be subject to confidentiality obligations in favor of such Person) and acknowledge that the Agent shall be under no obligation to provide such information to them. With respect to its Commitment, Scotiabank (and any successor acting as Agent) in its capacity as an Alternate Investor hereunder shall have the same rights and powers under this Agreement as any other Alternate Investor and may exercise the same as though it were not the Agent or an Alternate Investor, and the term "Alternate Investor" or "Alternate Investors" shall, unless the context otherwise indicates, include the Agent in its individual capacity.

     SECTION 6.09. Resignation of Agent. The Agent may resign as Agent upon thirty (30) days' notice to the Investors. If the Agent resigns under this Agreement, the Majority Investors shall appoint from among the Alternate Investors a successor agent for the Investors. If no successor agent is appointed prior to the effective date of the resignation of the Agent, the Agent may appoint, after consulting with the Investors a successor agent from among the Alternate Investors. Upon the acceptance of its appointment as successor agent hereunder, such successor agent shall succeed to all the rights, powers and duties of the retiring Agent and the term "Agent" means such successor agent and the retiring Agent's appointment, powers and duties as Agent shall be terminated. After any retiring Agent's resignation hereunder as Agent, the provisions of this Section 6.09 and Sections 6.03 and 6.07 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was the Agent under this Agreement. If no successor agent has accepted appointment as Agent by the date which is thirty (30) days following a retiring Agent's notice of resignation, the retiring Agent's resignation shall nevertheless thereupon become effective and the Alternate Investors shall perform all of the duties of the Agent hereunder until such time, if any, as the Majority Investors appoint a successor agent as provided for above.

     SECTION 6.10. Payments by the Agent. Unless specifically allocated to an Alternate Investor pursuant to the terms of this Agreement, all amounts received by the Agent on behalf of the Alternate Investors shall be paid by the Agent to the Alternate Investors (at their respective accounts specified in their respective Assignment and Assumption Agreements) pro rata in accordance with their respective outstanding funded portions of the Funded Amount on the Business Day received by the Agent, unless such amounts are received after 12:00 noon on such Business Day, in which case the Agent shall use its reasonable efforts to pay such amounts to the Alternate Investors on such Business Day, but, in any event, shall pay such amounts to the Alternate Investors not later than the following Business Day.

                                  ARTICLE VII

                                  Miscellaneous

     SECTION 7.01. Assignment. (a) This Agreement shall be binding on the parties hereto and their respective successors and assigns; provided, however, that the Issuer may not assign any of its rights or delegate any of its duties hereunder without the prior written consent of the Agent and a confirmation from each of Moody's and S&P that such an assignment would not lead to a downgrade or a withdrawal of their respective ratings of the Commercial Paper. Except as provided in paragraph (b) and paragraph (d) below, no provision of this Agreement shall in any manner restrict the ability of any Investor to assign, participate, grant security interests in, or otherwise transfer any portion of its Variable Funding
Note Interests, provided that any such transfer shall be in accordance with the terms of the Indenture.

     (b) Any Alternate Investor may assign all or any portion of its Commitment and its Variable Funding Note Interests and its other rights and obligations hereunder to any Person with the written approval of the Conduit Administrator, on behalf of the Conduit Investor, the Servicer and the Agent. In connection with any such assignment to another Person who shall become an Alternate Investor, the assignor shall deliver to the assignee(s) an Assignment and Assumption Agreement (which shall have attached thereto a copy of Exhibit C), duly executed, assigning to such assignee a pro rata interest in such assignor's Commitment and other obligations hereunder and in the Funded Amount and other rights hereunder, and such assignor shall promptly execute and deliver all further instruments and documents, and take all further action, that the assignee may reasonably request, in order to protect, or more fully evidence the assignee's right, title and interest in and to such interest and to enable the Agent, on behalf of such assignee, to exercise or enforce any rights hereunder and under the other Transaction Documents to which such assignor is or immediately prior to such assignment, was a party. Upon any such assignment, (i) the assignee shall have all of the rights and obligations of the assignor hereunder and under the other Transaction Documents to which such assignor is or, immediately prior to such assignment, was a party with respect to such assignor's Commitment and interest in the Funded Amount for all purposes of this Agreement and under the other Transaction Documents to which such assignor is or, immediately prior to such assignment, was a party, (ii) the assignor shall have no further obligations with respect to the portion of its Commitment which has been assigned and shall relinquish its rights with respect to the portion of its interest in the Funded Amount which has been assigned for all purposes of this Agreement and under the other Transaction Documents to which such assignor is or, immediately prior to such assignment, was a party and (iii) the assignee shall be deemed to have made the representations and warranties contained in Exhibit C. No such assignment shall be effective unless a fully executed copy of the related Assignment and Assumption Agreement shall be delivered to the Agent, the Servicer and the Indenture Trustee. All costs and expenses of the Agent incurred in connection with any assignment hereunder shall be borne by the Servicer. No Alternate Investor shall assign any portion of its Commitment hereunder without also simultaneously assigning an equal portion of its interest in the Program Support Agreement to which it is a party or under which it has acquired a participation.

     (c) By executing and delivering an Assignment and Assumption Agreement, the assignor and assignee thereunder confirm to and agree with each other and the other parties hereto as follows: (i) other than as provided in such Assignment and Assumption Agreement, the assignor makes no representation or warranty and assumes no responsibility (to the assignee) with respect to any statements, warranties or representations made in or in connection with this Agreement, the other Transaction Documents or any other instrument or document furnished pursuant hereto or thereto or the execution, legality, validity, enforceability, genuineness, sufficiency or value or this Agreement, the other Transaction Documents or any such other instrument or document; (ii) the assignor makes no representation or warranty and assumes no responsibility with respect to the financial condition of the Issuer, the Servicer or the Indenture Trustee or the performance or observance by the Issuer, the Servicer or the Indenture Trustee of any of their respective obligations under this Agreement, the other Transaction Documents or any other instrument or document furnished pursuant hereto; (iii) such assignee confirms that it has received a copy of this Agreement, each other Transaction Document and such other instruments, documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment and Assumption Agreement and to purchase such interest; (iv) such assignee will, independently and without reliance upon the Agent, or any of its Affiliates, or the assignor and based on such agreements, documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement and the other Transaction Documents; (v) such assignee appoints and authorizes the Agent to take such action as agent on its behalf and to exercise such powers under this Agreement, the other Transaction Documents and any other instrument or document furnished pursuant hereto or thereto as are delegated to the Agent by the terms hereof or thereof, together with such powers as are reasonably incidental thereto and to enforce its respective rights and interests in and under this Agreement, the other Transaction Documents and the VFNs; (vi) such assignee agrees that it will perform in accordance with their terms all of the obligations which by the terms of this Agreement and the other Transaction Documents are required to be performed by it as the assignee of the assignor; and (vii) such assignee agrees that it will not institute against the Conduit Investor any proceeding of the type referred to in Section 7.09 prior to the date which is one year and one day after the payment in full of all Commercial Paper issued by the Conduit Investor.

         (d) Without limiting the foregoing, the Conduit Investor may, from time to time, with prior or concurrent notice to the Servicer and the Indenture Trustee, in one transaction or a series of transactions, assign all or a portion of its Variable Funding Note Interests and its rights and obligations under this Agreement and any other Transaction Document to which it is a party to a Conduit Assignee. Upon and to the extent of such assignment by the Conduit Investor to a Conduit Assignee, (i) such Conduit Assignee shall be the owner of the assigned portion of the Net Investment, (ii) the related Conduit Administrator for such Conduit Assignee will act as the Conduit Administrator for such Conduit Assignee, with all corresponding rights and powers, express or implied, granted to the Conduit Administrator hereunder or under the other Transaction Documents,
(iii) such Conduit Assignee and its liquidity support provider(s) and credit support provider(s) and other related parties shall have the benefit of all the rights and protections provided to the Conduit Investor and its Program Support Provider(s) herein and in the other Transaction Documents (including any limitation on recourse against such Conduit Assignee or related parties, any agreement not to file or join in the filing of a petition to commence an insolvency proceeding against such Conduit Assignee, and the right to assign to another Conduit Assignee as provided in this paragraph), (iv) such Conduit Assignee shall assume all (or the assigned or assumed portion) of the Conduit Investor's obligations, if any, hereunder or any other Transaction Document, and the Conduit Investor shall be released from such obligations, in each case to the extent of such assignment, and the obligations of the Conduit Investor and such Conduit Assignee shall be several and not joint, (v) all distributions in respect of the assigned Variable Funding Note Interests shall be made to the applicable agent or Conduit Administrator, as applicable, on behalf of the Conduit Investor and such Conduit Assignee on a pro rata basis according to their respective interests, (vi) the defined terms and other terms and provisions of this Agreement and the other Transaction Documents shall be interpreted in accordance with the foregoing, (vii) if requested by the Agent or Conduit Administrator with respect to the Conduit Assignee, the parties will execute and deliver such further agreements and documents and take such other actions as the Agent or such Conduit

Administrator may reasonably request to evidence and give effect to the foregoing and (viii) such Conduit Assignee makes the representations and warranties set forth in Exhibit C attached hereto by delivering to the Servicer and the Indenture Trustee a certification in the form of Exhibit C. No assignment by the Conduit Investor to a Conduit Assignee of all or any portion of the Funded Amount shall in any way diminish the related Alternate Investors' obligation under Section 2.03 to fund any Advance not funded by the Conduit Investor or such Conduit Assignee or to acquire from the Conduit Investor or such Conduit Assignee all or any portion of the Net Investment pursuant to
Section 2.07.

         (e) In the event that the Conduit Investor makes an assignment to a Conduit Assignee in accordance with paragraph (d) above, the Alternate
Investors: (i) if requested by Scotiabank, shall terminate their participation in the applicable Program Support Agreement to the extent of such assignment,
(ii) if requested by Scotiabank, shall execute (either directly or through a participation agreement, as determined by the Conduit Administrator) the program support agreement related to such Conduit Assignee, to the extent of such assignment, the terms of which shall be substantially similar to those of the participation or other agreement entered into by such Alternate Investor with respect to the applicable Program Support Agreement (or which shall be otherwise reasonably satisfactory to Scotiabank and the Alternate Investors), (iii) if requested by the Conduit Investor, shall enter into such agreements as requested by the Conduit Investor pursuant to which they shall be obligated to provide funding to the Conduit Assignee on substantially the same terms and conditions as is provided for in this Agreement in respect of the Conduit Investor (or which agreements shall be otherwise reasonably satisfactory to the Conduit Investor and the Alternate Investors), and (iv) shall take such actions as the Agent shall reasonably request in connection therewith.

         (f) Each of the Servicer and the Issuer hereby agrees and consents to the assignment by the Conduit Investor from time to time of all or any part of its rights under, interest in and title to this Agreement and the VFNs to any Program Support Provider which has executed and delivered a certification in the form of Exhibit C which either the Agent or such Program Support Provider delivers to the Indenture Trustee and the Servicer promptly following such assignment.

         SECTION 7.02. Notices. Except in the case of notices and other communications expressly permitted to be given by telephone, all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service or sent by telecopy, as follows:

         if to the Transferor, at its address or telecopy number set forth in the Indenture;

         if to the Conduit Investor:
                  Liberty Street Funding Corp.
                  c/o The Bank of Nova Scotia
                  One Liberty Plaza
                  New York, NY 10006
                  Attention: Michael Eden
                  Telephone: (212) 225-5000
                  Fax: (212) 225-5090
         if to the Agent:
                  The Bank of Nova Scotia, as Agent
                  One Liberty Plaza
                  New York, NY 10006
                  Attention: Michael Eden
                  Telephone: (212) 225-5000
                  Fax: (212) 225-5090

         if to the Servicer:
                  World Omni Financial Corp.
                  190 Jim Moran Boulevard
                  Deerfield Beach, Florida 33442
                  Attention: Alan Browdy
                  Telephone: (954) 429-2245
                  Fax: (954) 429-2685

If to the Alternate Investors, at their respective address set forth on the signature page hereto or of the Assignment and Assumption Agreement pursuant to which it became a party hereto. All notices and other communications given to any party hereto in accordance with the provisions of this Agreement shall be deemed to have been given on the date of receipt.

         SECTION 7.03. Waivers: Amendments.

         (a) No waiver of any provision of this Agreement or consent to any departure by the Issuer therefrom shall in any event be effective unless the same shall be permitted by Section 7.03(b) and the Indenture, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. Without limiting the generality of the foregoing, the making of a Variable Funding Advance shall not be construed as a waiver of any Default, regardless of whether the Indenture Trustee, the Conduit Investor or any Alternate Investor may have had notice or knowledge of such Default at the time. Notice of any waiver, amendment or modification whatsoever shall be given to the appropriate Rating Agencies and no material waiver, amendment or modification shall take effect until the Agent has received confirmation from each Rating Agency that such waiver, amendment or modification will not result in a downgrade or withdrawal of such Rating Agency's rating of the Commercial Paper.

         (b) Any provision of the Agreement may be amended or waived as to the Issuer if, but only if, it is in writing and signed by the Issuer and as to the Agent, the Conduit Investor and the Alternate Investors, if, but only if it is in writing and signed by the Agent, the Conduit Investor and the Majority Investors. Any consent or other election or action to be taken by the Variable Funding Noteholders pursuant to the Indenture shall be taken by the Agent as registered Holder thereof, in each case with the consent of the Majority Investors.

         (c) No waiver, amendment or modification of the Indenture or any other agreement referred to herein or therein to which the Issuer is a party (other than this Agreement) shall affect any of the rights or obligations under this Agreement of any party hereto unless such party has given its written consent to such waiver, amendment or modification.

         (d) A failure or delay in exercising any right, power or privilege in respect of this Agreement will not be presumed to operate as a waiver, and a single or partial exercise of any right, power or privilege will not be presumed to preclude any subsequent or further exercise, of that right, power or privilege or the exercise of any other right, power or privilege.

         SECTION 7.04. Indemnities by the Issuer. Without limiting any other rights which the Investors, the Agent, the Conduit Administrator and any successors and permitted assigns and their respective officers, directors, employees, counsel and agents (collectively, the "Indemnified Parties") may have hereunder or under applicable law the Issuer hereby agrees to indemnify each Indemnified Party from and against any and all damages, losses, claims, liabilities, reasonable costs and expenses, including reasonable attorneys' fees (which attorneys may be employees of the Investors, the Agent or the Conduit Administrator, as applicable) and disbursements (all of the foregoing being collectively referred to as "Indemnified Amounts") awarded against or incurred by any of them in any action or proceeding between the Issuer and any of the Indemnified Parties or between any of the Indemnified Parties and any third party or otherwise arising out of or as a result of the inaccuracy of any representation or warranty made hereunder or the failure of the Issuer to comply with any term or provision of this Agreement, the other Transaction Documents, the ownership or maintenance, either directly or indirectly, by any Investor of a Variable Funding Note or any of the other transactions contemplated hereby or thereby, excluding, however, Indemnified Amounts to the extent resulting from gross negligence, bad faith or willful misconduct on the part of such Indemnified Party or any actual or alleged breach of law or regulation caused by and applicable to such Indemnified Party and not the Issuer or Affiliates thereof or any actual or alleged breach by such Indemnified Party of a contract between such Indemnified Party and a third party. If the Indemnified Parties retain more than one law firm in connection with the matters described in this
Section 7.04 the Indemnified Amounts shall include the attorneys' fees and expenses of only one such law firm identified from time to time by the Indemnified Parties for reimbursement under this Section 7.04 as Indemnified Amounts. Any Indemnified Amounts payable hereunder shall be included in the Variable Funding Increased Cost Amount (upon notice of such loss given to the Servicer by the party suffering such loss) and paid pursuant to the Indenture.

         SECTION 7.05. Survival. All covenants, agreements, representations and warranties made by the Issuer and the Investors herein and in the certificates or other instruments delivered in connection with or pursuant to this Agreement shall be considered to have been relied upon by the other parties hereto and shall survive the execution and delivery of this Agreement and the making of any Variable Funding Advances, regardless of any investigation made by any such other party or on its behalf and notwithstanding that the Indenture Trustee, the Conduit Investor, the Issuer or any Alternate Investor may have had notice or knowledge of any Default, Event of Default or Early Amortization Event or incorrect representation or warranty at the time any credit is extended hereunder, and shall continue in full force and effect as long as any Variable Funding Note or any amount payable under this Agreement is outstanding and unpaid and so long as the Commitments have not expired or terminated.

         SECTION 7.06. Counterparts: Integration: Effectiveness. This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Agreement and the Indenture constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. Except as provided in Section 4.01, this Agreement shall become effective when it shall have been executed by each of the parties hereto and when the VFNs shall have been issued to and receipted for by the Agent, and thereafter the Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. Delivery of an executed counterpart of a signature page of this Agreement by telecopy shall be effective as delivery of a manually executed counterpart of this Agreement.

         SECTION 7.07. Severability. Any provision of this Agreement held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.

         SECTION 7.08. Governing Law, Jurisdiction, Consent to Service of
                       Process: Waiver of Jury Trial Right.

         (a) THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAW OF THE STATE OF NEW YORK APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED THEREIN WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES.

         (b) The Issuer hereby irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of the Supreme Court of the State of New York sitting in New York County and of the United States District Court of the Southern District of New York, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State or, to the extent permitted by law, in such Federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement shall affect any right that the Indenture Trustee or any Beneficial Owner may otherwise have to bring any action or proceeding relating this Agreement against the Issuer or its properties in the courts of any jurisdiction.

         (c) The Issuer hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement in any court referred to in Section 7.08(b). Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

         (d) Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 7.02. Nothing in this Agreement will affect the right of any party to this Agreement to serve process in any other manner permitted by law.

       (e) EACH PARTY TO THIS AGREEMENT HEREBY WAIVES TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT THAT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY PROCEEDING.

       SECTION 7.09. No Bankruptcy Petition against the Issuer or the Conduit Investor. Each of the Investors, the Agent and the Conduit Administrator hereby covenants and agrees that, prior to the date which is one year and one day (or the then applicable preference period) after the payment in full of all outstanding rated indebtedness of the Issuer, it will not institute against, or join any other Person in instituting against, the Issuer any proceeding of a type referred to in the definition of Event of Bankruptcy. Each of the Alternate Investors, the Agent, the Conduit Administrator and the Issuer hereby covenants and agrees that, prior to the date which is one year and one day (or the then applicable preference period) after the payment in full of all outstanding Commercial Paper or other rated indebtedness of the Conduit Investor, it will not institute against, or join any other Person in instituting against, the Conduit Investor any proceeding of a type referred to in the definition of Event of Bankruptcy.

       SECTION 7.10. Benefits of Indenture. The Issuer hereby acknowledges and confirms that each representation, warranty, covenant and agreement made pursuant to the Indenture by the Issuer to the Indenture Trustee is also made herein, all for the benefit and security of the Investors, the Agent and the Conduit Administrator.

       SECTION 7.11. Headings. Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and shall not affect the construction of, or be taken into consideration in interpreting, this Agreement.

       SECTION 7.12. No Recourse Against Conduit Investor, Stockholders, Officers or Directors. Notwithstanding anything to the contrary contained in this Agreement, the obligations of the Conduit Investor under this Agreement and all other Transaction Documents are solely the corporate obligations of the Conduit Investor and shall be payable solely to the extent of funds received from the Issuer in accordance herewith or from any party to any Transaction Document in accordance with the terms thereof in excess of funds necessary to pay matured and maturing Commercial Paper. Any amount which the Conduit Investor does not pay pursuant to the operation of the preceding sentence shall not constitute a claim (as defined in Section 101 of the Bankruptcy Code) against, or corporate obligation of the Conduit Investor for any such insufficiency unless and until such payment may be made in accordance with the foregoing. No recourse under any obligation, covenant or agreement of the Conduit Investor contained in this Agreement shall be had against any stockholder, employee, officer, director, administrator, manager or incorporator (or any Affiliate of any of them) of the Conduit Investor or beneficial owner of any of them, as such, by the enforcement of any assessment or by any legal or equitable proceeding, by virtue of any statute or otherwise; it being expressly agreed and understood that this Agreement is solely a corporate obligation of the Conduit Investor, and that no personal liability whatsoever shall attach to or be incurred by any stockholder, employee, officer, director, administrator, manager or incorporator (or any Affiliate of any of them) of the Conduit Investor or beneficial owner of any of them, as such, under or by reason of any of the obligations, covenants or agreements of the Conduit Investor contained in this Agreement, or implied therefrom, and that any and all personal liability for breaches by the Conduit Investor of any of such obligations, covenants or agreements, either at common law or at equity, or by statute or constitution, of any such stockholder, employee, officer, director, administrator, manager or incorporator (or any Affiliate of any of them) of the Conduit Investor or beneficial owner of any of them is hereby expressly waived as a condition of and consideration for the execution of this Agreement; provided, however, that this Section 7.12 shall not relieve any such stockholder, employee, officer, director, administrator, manager or incorporator (or any Affiliate of any of them) of the Conduit Investor or beneficial owner of any of them of any liability it might otherwise have for its own misrepresentation, bad faith or willful misconduct.

       SECTION 7.13. Waiver of Confidentiality. The Issuer hereby consents to the disclosure of any non-public information with respect to it received by the Agent, any Investor or the Conduit Administrator to any other Investor or potential Investor, the Agent, any nationally recognized statistical rating organization rating the Conduit Investor's Commercial Paper, any dealer or placement agent of or depositary for the Conduit Investor's Commercial Paper, the Conduit Administrator, any Program Support Provider or any of such Person's counsel or accountants in relation to this Agreement or any other Transaction Document.

                               [SIGNATURES FOLLOW]

       IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.


                                    LIBERTY STREET FUNDING CORP., as Conduit
                                    Investor


                                    By:         /s/ Andrew L. Stidd
                                           ----------------------------------
                                    Title:       President
                                           ----------------------------------


                                    WORLD OMNI FINANCIAL CORP., as Servicer


                                    By:         /s/ Alan J. Browdy
                                           ----------------------------------
                                    Title:        Assistant Treasurer
                                           ----------------------------------


                                    WORLD OMNI MASTER OWNER TRUST,
                                    as Issuer


                                    By: Chase Manhattan Bank USA, National
                                    Association, not in its individual capacity,
                                    but solely as Owner Trustee


                                    By:         /s/ Michael B. McCarthy
                                           ----------------------------------
                                    Title:        Vice President
                                           ----------------------------------

     Commitment
     $125,000,000                      THE BANK OF NOVA SCOTIA, as Agent,
                                       Conduit Administrator and Alternate
                                       Investor


                                       By:         /s/ Michael Eden
                                              ----------------------------------
                                       Title:        Director
                                              ----------------------------------



                                       By:         /s/ Michael Eden
                                              ----------------------------------
                                       Title:        Director
                                              ----------------------------------


                                       Address:
                                       The Bank of Nova Scotia
                                       One Liberty Plaza
                                       New York, NY 10006
                                       Attention: Michael Eden
                                       Telephone: (212) 225-5000
                                       Fax: (212) 225-5090

                                                                       EXHIBIT A

                   FORM OF ASSIGNMENT AND ASSUMPTION AGREEMENT

         Reference is made to the Series 2003-VFN-B Variable Funding Note Purchase Agreement dated as of January 15, 2003, as it may be amended or otherwise modified from time to time (as so amended or modified, the "Agreement") by and among World Omni Master Owner Trust, as Issuer, Liberty Street Funding Corp., as initial beneficial owner, The Bank of Nova Scotia, as Agent and Conduit Administrator, and the Alternate Investors from time to time parties thereto. Terms defined in the Agreement are used herein with the same meaning.

         [                             ], in its capacity as an Alternate
Investor under the Agreement (the "Assignor") and ___________ (the "Assignee") agree as follows:

         1. The Assignor hereby sells and assigns to the Assignee, and the Assignee hereby purchases and assumes from the Assignor, an interest in and to all of the Assignor's rights and obligations under the VFNs and the Agreement, such interest expressed as a percentage of all rights and obligations of the Alternate Investors being equal to the percentage equivalent of a fraction the numerator of which is $__________ and the denominator of which is the Maximum Funded Amount.

         2. [In consideration of the payment of $[________] being [__]% of the existing Funded Amount and of $[________], being [__]% of the aggregate unpaid accrued interest thereon, receipt of which payment is hereby acknowledged, the Assignee hereby assigns to the Agent for the account of the Assignee, and the Assignee hereby purchases from the Assignor, a [__]% interest in and to all of the Assignor's right, title and interest in and to the Funded Amount purchased by the undersigned on [___________], [20__] under the Agreement.]

         3. The Assignor (i) represents and warrants that it is the legal and beneficial owner of the interest being assigned by it hereunder and that such interest is free and clear of any Lien created by it; (ii) makes no representation or warranty and assumes no responsibility (to the Assignor) with respect to any statements, warranties or representations made in or in connection with the Agreement or any other instrument or document furnished pursuant thereto or the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Agreement, the Indenture, or any other instrument or document furnished pursuant thereto; and (iii) makes no representation or warranty and assumes no responsibility with respect to the financial condition of the Issuer, the Servicer or the Indenture Trustee or the performance or observance by the Issuer, the Servicer or the Indenture Trustee of any of its obligations under the Agreement or any instrument or document furnished pursuant thereto.

         4. The Assignee (i) confirms that it has received a copy of the Agreement and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Assumption Agreement and purchase such interest in the Assignor's rights and obligations under the Agreement; (ii) agrees that it will, independently and without reliance upon the Agent or any of its Affiliates, the Assignor or any other Alternate Investor and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Agreement; (iii) appoints and authorizes the Agent to take such action as agent on its behalf and to exercise such power under the Agreement as are delegated to the Agent by the terms thereof, together with such powers as are reasonably incidental thereto; (iv) appoints the Agent to enforce its respective rights and interests in and under the Agreement; (v) agrees that it will perform in accordance with their terms all of the obligations which by the terms of the Agreement are required to be performed by it as an Alternate Investor; (vi) specifies as its address for notices and its account for payments the office and account set forth beneath its name on the signature pages hereof; (vii) hereby makes the representations and warranties set forth in Exhibit C to the Agreement (a copy of such Exhibit C is attached hereto); and (viii) attaches the forms prescribed by the Internal Revenue Service of the United States of America certifying as to the Assignee's status for purposes of determining exemption from United States withholding taxes with respect to all payments to be made to the Assignee under the Agreement or such other documents as are necessary to indicate that all such payments are subject to such rates at a rate reduced by an applicable tax treaty.

     5. The effective date (the "Effective Date") for this Assignment and Assumption Agreement shall be the later of (i) the date on which the Agent receives this Assignment and Assumption Agreement executed by the parties hereto, and receives the consent of the Agent and the Conduit Administrator, and
(ii) the date of this Assignment and Assumption Agreement. Following the execution of this Assignment and Assumption Agreement and the consent of the Issuer (if applicable), the Agent and the Conduit Administrator, on behalf of the Conduit Investor, this Assignment and Assumption Agreement will be delivered to the Agent for acceptance and recording.

     6. Upon such acceptance and recording, as of the Effective Date, (i) the Assignee shall be a party to the Agreement and, to the extent provided in this Assignment and Assumption Agreement, have the rights and obligations of an Alternate Investor thereunder and (ii) the Assignor shall, to the extent provided in this Assignment and Assumption Agreement, relinquish its rights and be released from its obligations under the Agreement.

     7. Upon such acceptance and recording, from and after the Effective Date, the Agent shall make all payments under the Agreement in respect of the interest assigned hereby (including, without limitation, all payments in respect of such interest in the related Net Investment allocable to the related Alternate Investor and fees) to the Assignee. The Assignor and Assignee shall make all appropriate adjustments in payments under the Agreement for periods prior to the Effective Date directly between themselves.

     8. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK (WITHOUT REFERENCE TO THE CONFLICTS OF LAW PRINCIPLES THEREOF OTHER THAN SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS
LAW).

     9. This agreement contains the final and complete integration of all prior expressions by the parties hereto with respect to the subject matter hereof and shall constitute the entire Agreement among the parties hereto with respect to the subject matter hereof superseding all prior oral or written understandings.

     10. If any one or more of the covenants, agreements, provisions or terms of this agreement shall for any reason whatsoever be held invalid, then such covenants, agreements, provisions, or terms shall be deemed severable from the remaining covenants, agreements, provisions, or terms of this agreement and shall in no way affect the validity or enforceability of the other provisions of this agreement.

     11. This agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same agreement. Delivery by facsimile of an executed signature page of this agreement shall be effective as delivery of an executed counterpart hereof.

     12. This agreement shall be binding on the parties hereto and their respective successors and assigns.

                [REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK]

         IN WITNESS WHEREOF, the parties hereto have caused this Assignment and Assumption Agreement to be executed by their respective officers thereunto duly authorized as of the [____] day of [_________], 20[__].


                                           [ASSIGNOR]


                                           By: _______________________
                                                Name:
                                                Title:

                                           [ASSIGNEE]


                                           By: _______________________
                                                Name:
                                                Title:

Address for notices and Account for payments:

For Credit Matters:                             For Administrative Matters:

[NAME]                                          [NAME]

Attn:                                           Attn:
Telephone:                                      Telephone:
Telefax:                                        Telefax:

Account for Payments:

NAME

ABA Number:
Account Number:
Attn:
Re:

Consented to this [___] day of                  Accepted this [___] day of
[________________], [20__]                      [____________], [20__]


[__________], as                                [__________], as Agent
Conduit Administrator
By:                                             By:
      Name:                                           Name:
      Title:                                          Title:

                                                                       EXHIBIT B

                            FORM OF BORROWING REQUEST

                                                                          [Date]

The Bank of Nova Scotia
One Liberty Plaza
New York, NY 10006
Attention: Michael Eden
Telephone: (212) 225-5000
Fax: (212) 225-5090

Dear Sir or Madam:

         WORLD OMNI MASTER OWNER TRUST (the "Issuer") hereby provides written confirmation of the Borrowing Request made by telephone to [name of officer] of The Bank of Nova Scotia ("Scotiabank") at approximately $[______] [am/pm] on [date] pursuant to Section_2.03(d) of the Series 2003-VFN-B Variable Funding Note Purchase Agreement, dated as of January 15, 2003 (the "Variable Funding Note Purchase Agreement") among the Issuer, Liberty Street Funding Corp., Scotiabank as Agent and Conduit Administrator and the Alternate Investors that may be party thereto from time to time. Capitalized terms defined in the Variable Funding Note Purchase Agreement are used herein with the same meanings.

         1. Issuer hereby confirms:

            .     the aggregate amount of the requested Borrowings is $[__ ]
            .     the date of this Borrowing request is [__ ]
            .     the proposed Borrowing Date is [__].

         2. Issuer hereby certifies that each of the conditions set forth in
Section 4.02 of the Variable Funding Note Purchase Agreement and the Indenture is met as of the date hereof.

         The foregoing is provided to Scotiabank as Agent with respect to the Conduit Investor and the Alternate Investor.

                                                Very truly yours.


                                                WORLD OMNI MASTER OWNER TRUST,
                                                as Issuer


                                                By: __________________________
                                                     Name: ___________________

                                               Title: ________________________

                                                                       EXHIBIT C

         The Conduit Investor and each Alternate Investor (herein, a "purchaser") represents and agrees, for the benefit of each party to the Series 2003-VFN-B Variable Funding Note Purchase Agreement, as follows, in the case of the Conduit Investor, and The Bank of Nova Scotia ("Scotiabank") as an Alternate Investor, as of the Closing Date, in the case of each other Alternate Investor as of the date of execution and delivery of its Assignment and Assumption Agreement and in the case of each Conduit Assignee as of the date of assignment thereto pursuant to Section 7.01(d) (Capitalized terms used herein have the meanings ascribed to them in the Series 2003-VFN-B Variable Funding Note Purchase Agreement except that terms used below that are defined in Rule 144A under the Securities Act of 1933, as amended (the "Securities Act") or in Regulation S under the Securities Act are used herein as defined therein):

         1. The purchaser either (i)(A) is a qualified institutional buyer, (B) is aware that the assignment of an interest in the Variable Funding Notes (the "VFNs") to it (other than on the Closing Date by the Issuer) is being made in reliance on the exemption from registration provided by Rule 144A under the Securities Act and (C) is acquiring its interest in VFNs for its own account or for one or more accounts, each of which is a qualified institutional buyer and as to each of which the purchaser exercises sole investment discretion, and in a principal amount of not less than $U.S. 1,000,000 in each case for the purchaser and for each such account or (ii) is not a U.S. person and is purchasing the VFNs pursuant to Rule 903 or 904 of Regulation S. The purchaser has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of its investment in the VFNs and the purchaser and any accounts for which it is acting are each able to bear the economic risk and reduced liquidity of the purchaser's or of its investment.

         2. The purchaser understands that the VFNs are being offered only in a transaction not involving any public offering in the United States within the meaning of the Securities Act. The VFNs have not been and will not be registered under the Securities Act and, if in the future the purchaser decides to offer, resell, pledge or otherwise transfer the VFNs, such Notes may be offered, resold, pledged or otherwise transferred only in accordance with the legend on such Notes described below. The purchaser acknowledges that no representation is made by the Issuer as to the availability of any exemption under the Securities Act or any state securities laws for resale of the VFNs.

         3. The purchaser is not purchasing the VFNs with a view to the resale, distribution or other disposition thereof in violation of the Securities Act. The purchaser understands that an investment in the VFNs involves certain risks, including the risk of loss of a substantial part of its investment under certain circumstances. The purchaser has had access to such financial and other information concerning the Issuer and the VFNs as it deemed necessary or appropriate in order to make an informed investment decision with respect to its purchase of the VFNs including an opportunity to ask questions of and request information from the Issuer and the Servicer.

         4. The purchaser understands that the VFNs will bear the legend set forth below. Before any interest in a certificated Note may be offered, resold, pledged or otherwise transferred to a person who takes delivery in the form of a Global Note, the Issuer will be required to provide the Indenture Trustee with a written certification (in the form provided in the Indenture) as to compliance with the transfer restrictions. Before any interest in a restricted global note may be offered, resold, pledged or otherwise transferred to a person who takes delivery in the form of a Regulation S global note, or vice versa, the Issuer will be required to provide the Indenture Trustee with a written certificate (in the form provided in the Indenture) as to compliance with the transfer restrictions.

         5. The VFNs will bear a legend to the following effect unless the Issuer determines otherwise in compliance with applicable law:

         THIS SECURITY HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"). THIS SECURITY MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED, EXCEPT (A)(l) TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A UNDER THE SECURITIES ACT IN A TRANSACTION (EXCEPT THE INITIAL SALE BY THE ISSUER) MEETING THE REQUIREMENTS OF RULE 144A SO LONG AS THIS SECURITY IS ELIGIBLE FOR RESALE PURSUANT TO RULE 144A IN ACCORDANCE WITH RULE 144A SUBJECT TO THE SATISFACTION OF CERTAIN CONDITIONS SPECIFIED IN THE INDENTURE REFERRED TO BELOW OR (2) TO A NON-U.S. PERSON IN AN OFFSHORE TRANSACTION IN ACCORDANCE WITH RULE 903 OR RULE 904 (AS APPLICABLE) OF REGULATION S UNDER THE SECURITIES ACT OR (3) PURSUANT TO AN EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT (IF AVAILABLE) IN A PRINCIPAL AMOUNT OF NOT LESS THAN $1,000,000 FOR THE PURCHASER AND FOR EACH ACCOUNT FOR WHICH IT IS ACTING, SUBJECT TO SATISFACTION OF CERTAIN CONDITIONS SPECIFIED IN THE INDENTURE AND (B) IN ACCORDANCE WITH ALL APPLICABLE SECURITIES LAWS OF THE UNITED STATES OR ANY STATE OF THE UNITED STATES AND ANY OTHER APPLICABLE JURISDICTION. EACH PURCHASER OF THIS SECURITY WILL BE DEEMED TO HAVE MADE THE REPRESENTATIONS AND AGREEMENTS SET FORTH IN EXHIBIT A OF THE INDENTURE. ANY TRANSFER IN VIOLATION OF THE FOREGOING WILL BE OF NO FORCE AND EFFECT, WILL BE VOID AB INITIO, AND WILL NOT OPERATE TO TRANSFER ANY RIGHTS TO THE TRANSFEREE, NOTWITHSTANDING ANY INSTRUCTIONS TO THE CONTRARY TO THE ISSUER, THE INDENTURE TRUSTEE OR ANY INTERMEDIARY. IF AT ANY TIME, THE ISSUER DETERMINES OR IS NOTIFIED THAT THE HOLDER OF SUCH BENEFICIAL INTEREST IN SUCH NOTE WAS IN BREACH, AT THE TIME GIVEN, OF ANY OF THE REPRESENTATIONS SET FORTH IN THE INDENTURE, THE INDENTURE TRUSTEE MAY CONSIDER THE ACQUISITION OF THIS NOTE OR SUCH INTEREST, IN SUCH NOTE VOID AND REQUIRE THAT THIS NOTE OR SUCH INTEREST HEREIN BE TRANSFERRED TO A PERSON DESIGNATED BY THE ISSUER.

         6. The purchaser will not, at any time, offer to buy or offer to sell the VFNs by any form of general solicitation or advertising, including, but not limited to, any advertisement, article, notice of other communication published in any newspaper, magazine or similar medium or broadcast over television or radio or seminar or meeting whose attendees have been invited by general solicitations or advertising.

                                                                      SCHEDULE 1

                               List of Proceedings

                                      None.